                                                                   EXHIBIT 10.12


                            AMENDED AND RESTATED

                              CREDIT AGREEMENT

                                BY AND AMONG

                         O'SULLIVAN INDUSTRIES, INC.

                                     AND

                    O'SULLIVAN INDUSTRIES HOLDINGS, INC.

                                AS BORROWERS

                                     AND

                    O'SULLIVAN INDUSTRIES-VIRGINIA, INC.

              AS A GUARANTOR AND LETTER OF CREDIT ACCOUNT PARTY

                                     AND

                  THE BOATMEN'S NATIONAL BANK OF ST. LOUIS

                  AS AGENT AND ISSUER OF LETTERS OF CREDIT

                                     AND

                  THE BOATMEN'S NATIONAL BANK OF ST. LOUIS

                                     AND

                       WACHOVIA BANK OF GEORGIA, N.A.

                          AS PARTICIPATING LENDERS





                              NOVEMBER 22, 1994




                                 Page 1 of 50
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                              TABLE OF CONTENTS

                                                                                      Page
                                                                                      ----
Recitals ..............................................................................  1

Agreement .............................................................................  1

   1.   Definitions ...................................................................  2

        1.1.  Generally ...............................................................  2
        1.2.  References to Borrower ..................................................  2
        1.3.  References to Applicable Lending Office .................................  2
        1.4.  References to Covered Person ............................................  2
        1.5.  Accounting Terms; Consolidated Basis ....................................  2
        1.6.  "Satisfactory to Lender"; "Discretion" ..................................  2

   2.   Commitments ...................................................................  2
        2.1.  Revolving Loan Facility .................................................  2
              2.1.1.  Advances ........................................................  3
              2.1.2.  Limitation on Advances ..........................................  3
        2.2.  Letters of Credit .......................................................  3
              2.2.1.  Documentary (Commercial) and Standby Letters of Credit ..........  3
              2.2.2.  IRB Letter of Credit ............................................  3
              2.2.3.  Lenders' Participations .........................................  4
              2.2.4.  Replacement of IRB Letter of Credit .............................  4

   3.   Interest ......................................................................  4
        3.1.  Rates ...................................................................  4
        3.2.  Definition of Alternate Base Rate .......................................  4
        3.3.  Definition of Adjusted LIBO Rate ........................................  4
              3.3.1.  "LIBO Rate" .....................................................  5
        3.4.  Interest Periods for LIBOR Tranches .....................................  5
        3.5.  Conversion of Tranches ..................................................  5
        3.6.  Rate After Maturity .....................................................  6
        3.7.  Time of Accrual .........................................................  6
        3.8.  Computation .............................................................  6
        3.9.  Usury ...................................................................  6
                                                      .................................
   4.   Fees ..........................................................................  6
        4.1.  Facility Fee ............................................................  6
        4.2.  Standby LC Fee ..........................................................  6
        4.3.  Fees for Commercial LC's ................................................  6
        4.4.  IRB LC Fee ..............................................................  7
        4.5.  Calculation of Fees .....................................................  7

   5.   Payments ......................................................................  7
        5.1.  Scheduled Payments on Revolving Loans ...................................  7
              5.1.1.  Interest ........................................................  7
              5.1.2.  Principal .......................................................  7


                                 Page i of 50
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

        5.2.  Prepayments on Revolving Loans and Reduction of Revolving Commitment ....  7
              5.2.1.  Voluntary .......................................................  7
              5.2.2.  Reduction of Commitment .........................................  7
              5.2.3.  Mandatory Prepayment for Over Advances ..........................  7
        5.3.  Reimbursement for Draws on Letters of Credit ............................  8
        5.4.  Manner of Payments and Timing of Application of Payments ................  8
              5.4.1.  Payment Requirement .............................................  8
              5.4.2.  Application of Payments .........................................  8
              5.4.3.  Returned Instruments ............................................  8
              5.4.4.  Compelled Return of Payments or Proceeds ........................  8
              5.5.Due Dates Not on Business Days ......................................  8

   6.   Procedure for Use of Facilities ...............................................  9
        6.1.  Advances ................................................................  9
        6.1.1.  Advance Requests by Borrower ..........................................  9
        6.1.2.  Lenders' Right to Make Other Advances .................................  9
        6.1.3.  Agent's Notice to Lenders; Funds Deposit ..............................  9
        6.1.4.  Advances Ratable ......................................................  9
        6.1.5.  Agent's Availability Assumption .......................................  9
        6.1.6.  Suspension of Obligation to Make LIBOR Tranches ....................... 10
        6.2.    Letters of Credit ..................................................... 10

   7.   Yield Protection .............................................................. 11
        7.1.Compensation for Increase In LIBOR Tranche Costs .......................... 11
        7.2.Funding Losses ............................................................ 11

   8.   Guaranty ...................................................................... 12

   9.   Conditions to Advances ........................................................ 12
        9.1.  Conditions to Initial Advances .......................................... 12
              9.1.1.  No Default ...................................................... 12
              9.1.2.  Representations and Warranties .................................. 12
              9.1.3.  Material Adverse Change ......................................... 12
              9.1.4.  Pending Material Proceedings .................................... 12
        9.2.  Conditions to Subsequent Advances ....................................... 12
              9.2.1.  No Default ...................................................... 13
              9.2.2.  Material Adverse Change ......................................... 13

   10.  Conditions to Issuance of Letters of Credit ................................... 13
        10.1.  Reimbursement Agreement ................................................ 13
        10.2.  Other Conditions ....................................................... 13

   11.  Representations and Warranties ................................................ 13
        11.1.  Organization and Existence ............................................. 13
        11.2.  Authorization .......................................................... 13
        11.3.  Due Execution .......................................................... 13
        11.4.  Enforceability of Obligations........................................... 13
        11.5.  Burdensome Obligations ................................................. 13
        11.6.  Legal Restraints ....................................................... 14
        11.7.  Labor Disputes ......................................................... 14
        11.8.  No Material Proceedings ................................................ 14




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
        11.9.        Compliance with Laws ............................................  14
                11.9.1.  Compliance ..................................................  14
                11.9.2.  Proceedings .................................................  14
                11.9.3.  Investigations ..............................................  14
                11.9.4.  Hazardous Material...........................................  14
        11.10.   Other Names .........................................................  14
        11.11.   Financial Statements ................................................  14
        11.12.   No Change in Condition ..............................................  15
        11.13.   No Defaults .........................................................  15
        11.14.   Investments .........................................................  15
        11.15.   Indebtedness ........................................................  15
        11.16.   Indirect Obligations ................................................  15
        11.17.   Operating Leases ....................................................  15
        11.18.   Tax Liabilities; Governmental Charges ...............................  15
        11.19.   Pension Benefit Plans ...............................................  15
                11.19.1.  Prohibited Transactions ....................................  15
                11.19.2.  Claims .....................................................  15
                11.19.3.  Reporting and Disclosure Requirements ......................  16
                11.19.4.  Accumulated Funding Deficiency .............................  16
                11.19.5.  Multi-employer Plan ........................................  16
        11.20.   Welfare Benefit Plans ...............................................  16
        11.21.   Retiree Benefits ....................................................  16
        11.22.   State of Property ...................................................  16
        11.23.   Margin Stock ........................................................  16
        11.24.   Securities Matters ..................................................  16
        11.25.   Investment Company Act, Etc. ........................................  16
        11.26.   No Material Misstatements or Omissions ..............................  17
        11.27.   Filings .............................................................  17
        11.28.   Broker's Fees .......................................................  17

   12.  Survival of Representations ..................................................  17

   13.  Affirmative Covenants ........................................................  17
        13.1.     Use of Proceeds ....................................................  17
        13.2.     Corporate Existence ................................................  17
        13.3.     Maintenance of Property and Leases .................................  17
        13.4.     Insurance ..........................................................  17
        13.5.     Payment of Taxes and Other Obligations .............................  18
        13.6.     Compliance With Laws ...............................................  18
                13.6.1.  Environmental Laws ..........................................  18
                13.6.2.  Pension Benefit Plans........................................  18
                13.6.3.  Employment Laws .............................................  18
        13.7.     Discovery and Clean-Up of Hazardous Material .......................  18
                13.7.1.  In General ..................................................  18
        13.8.     Termination of Pension Benefit Plan ................................  19
        13.9.     Notice to Agent of Material Events .................................  19
        13.10.    Borrowing Officer ..................................................  20
        13.11.    Accounting System ..................................................  20
        13.12.    Financial Statements and Certificate of Compliance .................  20
                13.12.1.  Annual Financial Statements ................................  20
                13.12.2.  Quarterly Financial Statements .............................  21


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
        13.13.  Stockholder and SEC Reports ..........................................  21
        13.14.  Other Information ....................................................  21
        13.15.  Audits by Agent and Lenders ..........................................  21
        13.16.  Access to Officers ...................................................  21

   14.  Negative Covenants ...........................................................  22
        14.1.     Investments ........................................................  22
        14.2.     Indebtedness .......................................................  22
        14.3.     Indirect Obligations ...............................................  23
        14.4.     Security Interests .................................................  23
        14.5.     Disposal of Property ...............................................  24
        14.6.     Capital Change .....................................................  24
        14.7.     Change of Business .................................................  24
        14.8.     Transactions With Affiliates .......................................  24
        14.9.     Debt Payments ......................................................  24
        14.10.    Conflicting Agreements .............................................  24
        14.11.    New Subsidiaries ...................................................  24
        14.12.    Acquisitions .......................................................  25

   15.  Financial Covenants ..........................................................  25
        15.1.     Special Definitions ................................................  25
        15.2.     Maximum Indebtedness ...............................................  25
        15.3.     Minimum Current Ratio ..............................................  25
        15.4.     Tangible Net Worth .................................................  25

   16.  Default ......................................................................  26
        16.1.     Events of Default ..................................................  26
                16.1.1.   Failure to Pay Principal or Interest .......................  26
                16.1.2.   Failure to Pay Other Amounts Owed to Lenders ...............  26
                16.1.3.   Failure to Pay Amounts Owed to Other Persons ...............  26
                16.1.4.   Representations or Warranties ..............................  26
                16.1.5.   Covenants ..................................................  26
                16.1.6.   Acceleration of Other Indebtedness .........................  26
                16.1.7.   Default Under Other Agreements .............................  26
                16.1.8.   Bankruptcy; Insolvency; Etc. ...............................  26
                16.1.9.   Judgments; Attachment; Etc. ................................  27
                16.1.10.  Pension Benefit Plan Termination, Etc. .....................  27
                16.1.11.  Liquidation or Dissolution .................................  27
                16.1.12.  Seizure of Assets ..........................................  27
                16.1.13.  Change of Control ..........................................  27
                16.1.14.  Loan Documents .............................................  27
        16.2.     Rights and Remedies in the Event of Default ........................  28
                16.2.1.  Termination or Suspension of Commitments ....................  28
                16.2.2.  Acceleration ................................................  28
                16.2.3.  Right of Setoff .............................................  28
                16.2.4.  Miscellaneous ...............................................  28
                16.2.5.  Application of Funds ........................................  28
        16.3.     Notice .............................................................  28


                                 Page iv of 50
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
   17.  Agent and Lenders .....................................................  28
        17.1.   Appointment of Agent ..........................................  28
        17.2.   Powers ........................................................  29
        17.3.   General Immunity of Agent .....................................  29
        17.4.   No Responsibility for Revolving Loans, Recitals, etc. .........  29
        17.5.   Action on Instructions of Majority Lenders ....................  29
        17.6.   Employment of Agents and Counsel ..............................  29
        17.7.   Reliance on Documents; Counsel ................................  29
        17.8.   Agent's Reimbursement and Indemnification .....................  29
        17.9.   Rights as a Lender ............................................  29
        17.10.  INDEPENDENT CREDIT DECISIONS ..................................  29
        17.11.  Successor Agent ...............................................  30
        17.12.  Notification of Lenders .......................................  30
        17.13.  No Knowledge of Default .......................................  30
        17.14.  Collections and Distributions to Lenders by Agent; Setoffs ....  30

   18.  General ...............................................................  31
        18.1.   Agent and Lenders' Right to Cure ..............................  31
        18.2.   Rights Not Exclusive ..........................................  31
        18.3.   Survival of Agreements ........................................  31
        18.4.   Participations ................................................  31
        18.5.   Payment of Expenses ...........................................  31
        18.6.   General Indemnity .............................................  31
        18.7.   Letters of Credit .............................................  32
        18.8.   Changes in Accounting Principles ..............................  32
        18.9.   Loan Records ..................................................  33
        18.10.  Choice of Forum ...............................................  33
        18.11.  Service of Process ............................................  33

   19.  Miscellaneous .........................................................  33
        19.1.   Computation of Time Periods ...................................  33
        19.2.   Notices .......................................................  33
        19.3.   Confidentiality ...............................................  34
        19.4.   Amendments, Waivers and Consents ..............................  34
        19.5.   Successors and Assigns ........................................  34
        19.6.   Severability ..................................................  34
        19.7.   Governing Law; No Third Party Rights ..........................  34
        19.8.   Captions ......................................................  35
        19.9.   Counterpart and Facsimile Execution ...........................  35
        19.10.  Singular and Plural Forms .....................................  35
        19.11.  References ....................................................  35
        19.12.  No Other Agreements  ..........................................  35
        19.13.  Incorporation By Reference ....................................  35
        19.14.  Statutory Notice ..............................................  35

APPENDIX 1.1 GLOSSARY AND INDEX OF DEFINED TERMS ..............................  i



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
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


        This is an Amended and Restated Credit Agreement (this "Agreement") by and among O'Sullivan Industries, Inc., a Delaware corporation ("Industries"); and O'Sullivan Industries Holdings, Inc., a Delaware corporation ("Holdings"); O'Sullivan Industries - Virginia, Inc., a Virginia corporation and wholly owned subsidiary of Industries ("O'Sullivan - Virginia"); The Boatmen's National Bank of St. Louis, a national banking association ("Boatmen's"); and Wachovia Bank of Georgia, N.A., a national banking association ("Wachovia").

                                    RECITALS

        A. Industries and Holdings as Borrowers, O'Sullivan - Virginia, as Guarantor, Boatmen's as Funding Agent and Issuing Bank, Texas Commerce Bank National Association, a national banking association, ("Texas Commerce") as Syndication Agent, and Texas Commerce, Boatmen's, and Wachovia, as lenders are parties to a Revolving Credit, Letter of Credit and Term Loan Agreement by and among them dated as of the 31st day of January, 1994 (the "Original Loan Agreement").

        B. Texas Commerce is withdrawing as a lender and Industries, Holdings, O'Sullivan - Virginia, Boatmen's, and Wachovia all desire to amend the Original Loan Agreement to reflect (i) the withdrawal of Texas Commerce as a lender, (ii) the substitution of Boatmen's as sole "Agent" as of the date hereof, (iii) the elimination of the Total Maximum Term Commitment as defined in the Original Loan Agreement, the Term Loan Commitment as defined in the Original Loan Agreement having lapsed with no Term Loan having been made, and (iv) certain other changes to which all of the parties have agreed.

                                   AGREEMENT

        Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, Industries, Holdings, O'Sullivan - Virginia, Boatmen's (as "Agent" and a "Lender"), and Wachovia (as a "Lender" and, together with Boatmen's, "Lenders") mutually agree as follows:

A. EFFECTIVE DATE. This Agreement shall become effective on November 22, 1994 (the "Effective Date"), as an amendment and restatement of the Original Loan Agreement, subject to the following conditions:

(i) all of the documents and other items listed or described in Exhibit A hereto shall have been delivered to Lenders, with each being (as applicable) duly executed and (also as applicable) sealed, attested, acknowledged, certified, or authenticated;

(ii) Lenders shall have received such other consents, approvals, opinions, certificates or documents as they reasonably deem necessary;

(iii) The Lenders shall have fully paid to Texas Commerce in immediately available funds their Prorata Shares (as defined herein) of the principal amount of all advances that have been made to Borrower by Texas Commerce and which are then outstanding plus all interest accrued thereon and accrued fees and other amounts to which Texas Commerce is entitled as a lender under the terms of the Original Loan Agreement but has not received, and Borrower shall have fully paid to Texas Commerce such other fees to which it is entitled in a capacity other than a lender under the terms of the Original Loan Agreement but has not received; and

(iv) Borrower shall have executed and delivered to Texas Commerce such documents as Texas Commerce may require to evidence the termination of all of its commitments to Borrower under the Original Loan Agreement, which Borrower acknowledges are hereby terminated.

B. NO NOVATION. The obligations of Industries, Holdings, and O'Sullivan - Virginia as outstanding on the Effective Date under the Original Loan Agreement and all agreements, notes, certificates and documents executed and delivered in connection therewith (with the exception of the term loans contemplated in the Original Loan Agreement, which are hereby acknowledged to never have been made) continue to be outstanding as "Loan Obligations" as defined herein, both with Boatmen's and Wachovia as the only creditors with respect thereto in accordance with their Prorata Shares (as defined herein), to the extent they are outstanding on the Effective Date, there being no novation or refinancing thereof made or intended as a consequence hereof.

C. AMENDMENT AND RESTATEMENT. Upon the Effective Date, the Original Loan Agreement shall be deemed amended and restated to read in its entirety as follows:


1.      DEFINITIONS.

        1.1. GENERALLY. Each capitalized term in this Agreement shall have the meaning defined in the Glossary which is attached hereto as Appendix 1.1. If a capitalized term is not defined in the Glossary, it shall have the meaning defined elsewhere in this Agreement. If a capitalized term is not defined in either the Glossary or elsewhere in this Agreement, it shall have the meaning defined in the UCC.

        1.2. REFERENCES TO BORROWER. The term "Borrower" herein refers to Industries and Holdings both separately and collectively. The words "a Borrower", "any Borrower", "each Borrower" and "every Borrower" refer to each of Industries and Holdings separately. The obligations of Industries and Holdings under the Loan Documents are joint and several.

        1.3. REFERENCES TO APPLICABLE LENDING OFFICE. The term "Applicable Lending Office" means the office of Agent at One Boatmen's Plaza, St. Louis, Missouri 63101.

        1.4. REFERENCES TO COVERED PERSON. The term "Covered Person" means each of Industries and Holdings and each of their Subsidiaries. The words "a Covered Person", "any Covered Person", "each Covered Person" and "every Covered Person" refer to Industries and Holdings and each of their Subsidiaries separately.

        1.5. ACCOUNTING TERMS; CONSOLIDATED BASIS. Unless the context otherwise requires, accounting terms herein that are not defined herein shall be
calculated under GAAP.   All financial measurements herein respecting "Borrower"
shall be made and calculated for Holdings and all of its Subsidiaries on a consolidated basis in accordance with GAAP.

        1.6. "SATISFACTORY TO LENDER"; "DISCRETION". Whenever herein a document is required to be "satisfactory to Agent", "satisfactory to Lenders", or "satisfactory to Majority Lenders", unless expressly stated otherwise such document must be reasonably satisfactory to Agent or to Lenders, respectively, in both form and substance. Whenever herein Agent, Lenders, or Majority Lenders have the discretion to make a determination or to perform or not to perform any act, such discretion shall be subject only to the requirement that it be exercised in good faith.

2. COMMITMENTS. Subject to the terms and conditions hereof, and in reliance upon the representations and warranties of Borrower herein:

        2.1.  REVOLVING LOAN FACILITY.

              2.1.1. ADVANCES. Each of Lenders commits to make advances to Borrower (each an "Advance") from time to time during the period commencing on the Effective Date and ending at the close of business on December 31, 1996 (the "Ultimate Revolving Maturity Date"), in the amount of such Lender's "Prorata Share" of each Advance as listed on
        Exhibit 2.1.1 hereto. (The from time to time outstanding principal balance of all Advances from Lenders is referred to herein as the "Aggregate Revolving Loan" and each Lender's share thereof is referred to herein as a "Revolving Loan".) The obligation of Borrower to repay each Lender's Prorata Share of the Aggregate Revolving Loan shall be evidenced by a promissory note in substantially the form attached hereto as Exhibit 2.1.1.A and payable to the order of such Lender in a maximum principal amount equal to its Revolving Commitment (individually a "Note" and collectively the "Notes"). Amounts applied to reduce the Aggregate Revolving Loan may be reborrowed as Advances as provided herein, but no Advance will be made on or after the Ultimate Revolving Maturity Date. At any time after an Event of Default occurs that is not waived in writing by Lenders, Lenders may cancel or suspend the Aggregate Revolving Commitment as provided in Section 16.2.

              2.1.2. LIMITATION ON ADVANCES. No Advance will be made which would result in the Aggregate Revolving Loan exceeding the Maximum Available Amount. Lenders may, however, in their discretion make such Advances, but shall not be deemed by doing so to have increased the Maximum Available Amount and shall not be obligated to make any such Advances thereafter. The "Maximum Available Amount" on any date shall be an amount equal to (i) $40,000,000 (the "Aggregate Revolving Commitment") or such lesser amount to which it may be reduced as provided in Section 5.2.2, minus (ii) the Letter of Credit Exposure. Each Lender's "Revolving Commitment" is its Prorata Share of the Aggregate Revolving Commitment and is listed on Exhibit 2.1.1 hereto.

        2.2. LETTERS OF CREDIT. Agent commits to issue Dollar denominated letters of credit (each a "Letter of Credit") upon the application of and for the account of one or more of Industries, Holdings, and O'Sullivan - Virginia (the "Letter of Credit Commitment"), as follows:

              2.2.1. DOCUMENTARY (COMMERCIAL) AND STANDBY LETTERS OF CREDIT. Agent has issued and hereby reaffirms its commitment to issue from time to time Dollar denominated documentary (commercial) and standby letters of credit, each satisfactory to Lenders, for the account of Borrower and any other applicant therefor in connection with transactions that are in the ordinary course of business of the applicant or applicants, but only if Lenders' Letter of Credit Exposure with respect to such requested Letter of Credit and all outstanding Letters of Credit (other than the IRB Letter of Credit) will not as a result of such issuance exceed the lesser of (i) $7,000,000 or (ii) any excess of the Aggregate Revolving Commitment over the Aggregate Revolving Loan. The expiration date of any Letter of Credit (other than the IRB Letter of Credit) will not be more than one year after its issuance date, subject to being renewed as provided herein one or more times for periods of not more than one year, and in no event, including upon a renewal, will be later than the Ultimate Revolving Maturity Date.

             2.2.2. IRB LETTER OF CREDIT. Agent has issued and there is now outstanding, and Agent hereby reaffirms its prior commitment so to issue, a single Dollar denominated standby letter of credit for the account of Industries, Holdings, and O'Sullivan - Virginia, jointly and severally, in the initial face amount of $10,750,000 for the benefit of Tandy Corporation ("Tandy") and having an expiry date of October 1, 1998 (as originally issued or subsequently renewed, the "IRB Letter of Credit"). The IRB Letter of Credit shall be drawable by Tandy as therein provided if Tandy has made payment under its Guaranty Agreement dated as of October 1, 1988, with Texas American Bank/Fort Worth, N.A., Trustee in connection with existing $10,000,000 Industrial Development Authority of Halifax County, Virginia, Industrial Revenue Bonds (O'Sullivan Industries-Virginia, Inc. Project) Series 1988 (the "Virginia Industrial Revenue Bonds"). The original IRB Letter of Credit may be renewed one or more times after October 1, 1998, upon the application of any of Industries, Holdings, and O'Sullivan - Virginia if in each case such renewal is approved by Lenders in their discretion. Each such renewal IRB Letter of Credit shall be in substantially the same form as the original IRB Letter of Credit, but shall have an expiration date one year after the expiration date of the prior IRB Letter of Credit that is being renewed. Industries, Holdings, and O'Sullivan - Virginia acknowledge that (i) Agent and Lenders do not have the obligation to renew the IRB Letter of Credit and Industries, Holdings, and O'Sullivan
        - Virginia fully bear the risk that it may not be renewed, (ii) October 1, 1998, is the first call date of the Virginia Industrial Revenue Bonds with respect to which the IRB Letter of Credit has been issued, and
        (iii) if the IRB Letter of Credit is not renewed, O'Sullivan - Virginia may be required to call the Virginia Industrial Revenue Bonds on such date if it has not provided Tandy or the bond trustee with an acceptable replacement for the IRB Letter of Credit.

               2.2.3. LENDERS' PARTICIPATIONS. Each of the Lenders shall be deemed, as of the time of the issuance of each Letter of Credit, to have purchased participations therein in proportion to their Prorata Shares. If there is a draw on any Letter of Credit, each Lender shall make available to Agent its Prorata Share of such draw as provided in Section
        6.1.3 as if such draw were an Advance Request, and the failure of a Lender to do so shall have the same consequence as a failure to make funds available to Agent for an Advance Request as provided in Sections
        6.1.3 through 6.1.5.

               2.2.4. REPLACEMENT OF IRB LETTER OF CREDIT. Industries, Holdings, and O'Sullivan - Virginia may replace the IRB Letter of Credit at any time with either cash collateral or other collateral or security acceptable to Tandy whose amount does not exceed, or a letter of credit whose face amount does not exceed, the then undrawn amount of the IRB Letter of Credit, provided that (i) they give five Business Days' prior written notice to Agent of their intention to do so, (ii) they provide to Lenders such documents, which may include but are not necessarily limited to documents executed by Tandy, Industries, Holdings, O'Sullivan
        - Virginia, and, if appropriate, the successor of Texas American Bank/Fort Worth, N.A., as Trustee, with respect to the Virginia Industrial Revenue Bonds, which evidence to the satisfaction of Lenders that the IRB Letter of Credit will not be drawn upon as a consequence of and will be irrevocably terminated upon such replacement. If an Event of Default occurs that has not been waived by Lenders, Industries, Holdings and O'Sullivan - Virginia shall use all reasonable efforts to obtain a letter of credit from another financial institution to replace the IRB Letter of Credit.

3.      INTEREST.

        3.1. RATES. Each Advance, and any portion of the Aggregate Revolving Loan that is a minimum of $1,000,000 and an even multiple of $1,000,000, shall constitute a "Tranche" and shall bear interest at a rate per annum that is either the Alternate Base Rate or the Adjusted LIBO Rate, as designated by Borrower as provided herein. Each reimbursement to Agent for a draw on a Letter of Credit shall include interest at the Alternate Base Rate on the amount of the draw from the time the draw is funded by Agent.

        3.2. DEFINITION OF ALTERNATE BASE RATE. The "Alternate Base Rate" shall be the "Corporate Base Rate" of Agent as in effect from time to time. The Corporate Base Rate is a reference rate and does not necessarily represent the lowest or best rate charged to any customer of Agent or any Lender.

        3.3. DEFINITION OF ADJUSTED LIBO RATE. The "Adjusted LIBO Rate" shall mean, with respect to a LIBOR Tranche for its Interest Period, a rate equal to
(a) the LIBO Rate for such Interest Period plus (b) the applicable LIBO Increment from the following table:

        If the ratio of Holdings' consolidated        Then the "LIBO
        Funded Debt to EBITDA (as defined in          Increment" shall be:
        Section 15.1) is:

        1.8 to 1.0 or less                            0.35%

        Less than or equal to 2.0 to 1.0 and
        more than 1.8 to 1.0                          0.60%

      Less than or equal to 2.5 to 1.0 and more than
      2.0 to 1.0                                            1.05%

      Greater than 2.5 to 1.0                               1.40%

             3.3.1. "LIBO Rate" shall mean, with respect to any LIBOR Tranche for any Interest Period, an interest rate per annum equal to the quotient (rounded to the nearest 0.001%) of

        (i) the rate at which Dollar deposits in immediately available funds and for a maturity equal to the applicable Interest Period are offered or available in the London Interbank Market for Eurodollars as of 11:00 a.m. (St. Louis time) two Business Days before the applicable Advance Date, as reported on Telerate Screen LIBO page 3750, or, if a rate is not obtainable from Telerate on such date, the rate published in the Wall Street Journal on such date, divided by

        (ii) a number equal to one minus the decimal equivalent of the aggregate of the actual rates during the applicable Interest Period of all reserve requirements (including, without limitation, marginal, emergency, supplemental and special reserves), established by the FRB or any other Governmental Authority to which any Lender is actually subject, in respect of "Eurocurrency liabilities" as referred to in Regulation D, including but not limited to those imposed under Regulation D. (The amount of every LIBOR Tranche shall be deemed to constitute a Eurocurrency liability and as such shall be deemed to be subject to such reserve requirements.) The LIBO Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve requirements. Lenders warrant that no such reserve requirement is in effect on the Effective Date and agree to promptly notify Holdings of the imposition of, or any change in, any such reserve requirement.

        3.4. INTEREST PERIODS FOR LIBOR TRANCHES. For each Tranche that Borrower designates to be a LIBOR Tranche, Borrower shall elect an interest period (each, an "Interest Period") to be applicable to such Tranche. The Interest Period for a LIBOR Tranche shall be either a one month, two month, three month, or six month period; provided that:

        (i) every such Interest Period for a Tranche shall commence on the date of the Advance;

        (ii) if any Interest Period would otherwise expire on a day of a calendar month which is not a Business Day, then such Interest Period shall expire on the next succeeding Business Day in that calendar month; provided, however, that if the next succeeding Business Day would be in the following calendar month, it shall expire on the first preceding Business Day;

        (iii) no Interest Period for a Tranche shall extend beyond the Ultimate Revolving Maturity Date; and

        (iv) no more than twelve LIBOR Tranches with different Interest Periods may be outstanding at any one time.

        3.5.  CONVERSION OF TRANCHES.  Provided that no Event of Default has
o ccurred that has not been waived in writing by Lenders, Borrower may at any time (i) convert a Tranche of one type into a Tranche of another type, or (ii) at the end of any Interest Period for a LIBOR Tranche, continue such LIBOR Tranche for an additional Interest Period; provided, however, that if a LIBOR Tranche is converted or continued on a day that is not the last day of its Interest Period, Borrower shall pay to Agent, for the account of Lenders, an amount calculated in accordance with Section 7.2. To cause a conversion or continuation, Borrower shall give Agent, prior to 11:00 a.m., St. Louis time, two (2) Business Days prior to the date the conversion or continuation is to be effective, a written request (which may be mailed, personally delivered or telecopied as provided in Section 19.2) (a "Notice of Conversion/Continuation")
(i) identifying the Tranche to be converted or continued, (ii) specifying whether a conversion or continuation is requested, (iii) in the case of a conversion, specifying whether the Tranche is to be converted into an Alternate Base Rate Tranche or a LIBOR Tranche, and (iv) in the case of conversion to or continuation of a LIBOR Tranche, specifying the Interest Period therefor. If a Notice of Conversion/Continuation is not made by 11:00 a.m. St. Louis time on the last day of the Interest Period for a LIBOR Tranche, then Borrower shall be deemed to have timely given a Notice of Conversion/Continuation to Agent requesting to convert the Tranche to an Alternate Base Rate Tranche.

        3.6. RATE AFTER MATURITY. Interest shall be paid on the Revolving Loans after their Maturity, and in the discretion of Lenders after the occurrence of an Event of Default, on the Revolving Loans and on other Loan Obligations, at a per annum rate equal to the Alternate Base Rate plus 2%. For purposes of this Section, the Maturity of any obligation to reimburse Agent for the account of Lenders for a draw on a Letter of Credit shall be deemed to occur on the fifth day after Agent makes demand for reimbursement as provided in
Section 5.3.

        3.7. TIME OF ACCRUAL. Interest shall accrue on all principal amounts outstanding from and including the date when first outstanding to but excluding the date when no longer outstanding. Amounts shall be deemed outstanding until payments are applied thereto as provided herein.

        3.8. COMPUTATION. Interest for Loans based on the Corporate Base Rate shall be computed for the actual days elapsed over a year of 365 or 366 days, as applicable. Interest rates that are based on the Corporate Base Rate shall change simultaneously with any change in the Corporate Base Rate and such rates shall be effective for the entire day on which the Corporate Base Rate change becomes effective. Interest for Loans based on the LIBO Rate shall be computed for the actual days elapsed over a year deemed to consist of 360 days.

        3.9. USURY. Notwithstanding any provisions to the contrary in Section 3 or elsewhere in any of the Loan Documents, Borrower shall not be obligated to pay interest at a rate which exceeds the maximum rate permitted by Law. If, but for this Section 3.9, Borrower would be deemed obligated to pay interest at a rate which exceeds the maximum rate permitted by Law, or if any of the Loan Obligations is paid or becomes payable before its originally scheduled Maturity and as a result Borrower has paid or would be obligated to pay interest at such an excessive rate, then (i) Borrower shall not be obligated to pay interest to the extent it exceeds the interest that would be payable at the maximum rate permitted by Law; (ii) any such excess interest that has been paid by Borrower shall be refunded; and (iii) the effective rate of interest shall be deemed automatically reduced to the maximum rate permitted by Law.

4.      FEES.

        4.1. FACILITY FEE. Borrower shall pay to Agent for the account of Lenders in accordance with their Prorata Shares a non-refundable "Facility Fee" calculated by applying the daily equivalent of an annual rate of 0.15% to the Aggregate Revolving Commitment as of each day. The Facility Fee shall be payable quarterly in arrears on the first day of each calendar quarter until all of the Loan Obligations have been fully paid and the Revolving Commitments have been canceled.

        4.2. STANDBY LC FEE. Borrower shall pay to Agent for the account of Lenders in accordance with their Prorata Shares a "Standby LC Fee" for each standby Letter of Credit issued by Agent (exclusive of the IRB Letter of Credit) that shall be calculated by applying the quarterly equivalent of the then applicable LIBO Increment to the aggregate undrawn amount of such Letter of Credit. The Standby LC Fee for each such Letter of Credit shall be payable in advance on its issuance date and on the first day of each calendar quarter beginning thereafter while it is outstanding.

        4.3. FEES FOR COMMERCIAL LC'S. Borrower shall pay to Agent for the account of Lenders in accordance with their Prorata Shares a "Commercial LC Fee" for each documentary (commercial) Letter of Credit issued by Agent that is equal to 1/4% of the original face amount of such Letter of Credit. The Commercial LC Fee for each such Letter of Credit shall be payable in advance on its issuance date. In addition, Borrower shall pay on demand (i) to Agent for its sole account, the sum of $50 for each negotiation of such a Letter of Credit, and
(ii) to Agent for
its sole account, Agent's other customary fees (excluding fees for negotiation of Letters of Credit set forth in clause (i), above) charged in connection with its issuance and administration of such Letters of Credit.

        4.4. IRB LC FEE. Borrower shall pay to Agent for the account of Lenders in accordance with their Prorata Shares an "IRB LC Fee" for the IRB Letter of Credit issued by Agent that shall be calculated by applying the quarterly equivalent of 1% per annum to the aggregate undrawn amount thereof; provided, however, that for each day on which an Event of Default exists and is continuing, the rate at which the IRB LC Fee shall accrue shall be the quarterly equivalent of 3% per annum of the aggregate undrawn amount of the IRB Letter of Credit. The IRB LC Fee shall be payable in advance on the Effective Date and on the first day of each calendar quarter beginning thereafter while the IRB Letter of Credit is outstanding.

        4.5. CALCULATION OF FEES. All of the foregoing fees that are based on an annual percentage shall be calculated on the basis of a year of 365 or 366 days, as applicable and for the actual number of days elapsed.


5.      PAYMENTS.

        5.1.   SCHEDULED PAYMENTS ON REVOLVING LOANS.


               5.1.1. INTEREST. Borrower shall pay interest accrued on each Tranche of the Alternate Base Rate Loans in arrears on the first day of each calendar quarter, on the last day of the Interest Period for the Tranche if it is a LIBOR Tranche, and on the Ultimate Revolving Maturity Date. Borrower shall pay interest accrued on the Revolving Loans after their Maturity on demand.

               5.1.2. PRINCIPAL. Borrower shall repay the entire amount of the Revolving Loans on the Ultimate Revolving Maturity Date.

        5.2.  PREPAYMENTS ON REVOLVING LOANS AND REDUCTION OF REVOLVING
COMMITMENT.

               5.2.1. VOLUNTARY. Borrower may wholly prepay any LIBOR Tranche or any Alternate Base Rate Tranche at any time and may make partial prepayments on any LIBOR Tranche or any Alternate Base Rate Tranche from time to time, without penalty or premium, to all Lenders in accordance with their Prorata Shares, but only if (i) Borrower gives Agent written notice (which may be mailed, personally delivered or telecopied as provided in Section 19.2) of Borrower's intention to make such prepayments at least one Business Day prior to tendering the prepayments, (ii) the total amount of the prepayments of any LIBOR Tranche or any Alternate Base Rate Tranche is a whole multiple of $500,000, (iii) Borrower pays any accrued interest on the amount prepaid at the time of such prepayment and (iv) in the case of a LIBOR Tranche, Borrower pays an amount calculated in accordance with Section 7.2 at the time of such prepayment.

               5.2.2.  REDUCTION OF COMMITMENT.   Borrower may reduce the
        Aggregate Revolving Commitment at any time and from time to time in a minimum amount of $5,000,000 and whole multiples of $1,000,000 thereafter, but only if (i) Borrower gives Agent written notice of Borrower's intention to make such reduction at least five (5) Business Days prior to the effective date of the reduction, and (ii) Borrower makes on the effective date of the reduction any payment on the Aggregate Revolving Loan required under Section 5.2.3 as a consequence of the reduction. Any such reduction of the Aggregate Revolving Commitment shall be permanent. Each reduction of the Aggregate Revolving Commitment shall ratably reduce each Lender's Prorata Share of the Aggregate Revolving Commitment.

               5.2.3. MANDATORY PREPAYMENT FOR OVER ADVANCES. If at any time the Aggregate Revolving Loan exceeds the Aggregate Revolving Commitment at such time, whether as the result of optional Advances by Lenders as contemplated in Section 2.1.2 or otherwise, Borrower shall repay such optional Advances in accordance with the terms thereof and shall, with respect to other Advances, make on demand a payment to Agent for the account of Lenders in the amount of the excess.

        5.3. REIMBURSEMENT FOR DRAWS ON LETTERS OF CREDIT. Borrower shall on demand by Agent reimburse to Agent for the account of Lenders the amount of any draw made on a Letter of Credit as to which any Borrower was an applicant or account party, together with interest as provided in Section 3.1. O'Sullivan - Virginia shall on demand by Agent reimburse to Agent for the account of Lenders the amount of any draw made on a Letter of Credit as to which O'Sullivan - Virginia was the applicant and account party, together with interest as provided in Sections 3.1 and 3.6.

        5.4.   MANNER OF PAYMENTS AND TIMING OF APPLICATION OF PAYMENTS.

               5.4.1. PAYMENT REQUIREMENT. Unless expressly provided to the contrary elsewhere herein, Borrower shall make each payment on the Loan Obligations to Agent for the account of Lenders as required under the Loan Documents in immediately available funds in Dollars at the Applicable Lending Office before 12:00 noon St. Louis time on the date when due, without deduction, set-off or counterclaim.

               5.4.2. APPLICATION OF PAYMENTS. All payments received by Agent in immediately available funds at or before 2:00 p.m., St. Louis time, on a Business Day will be applied on the same day. Such payments received on a day that is not a Business Day or after 2:00 p.m. on a Business Day will be applied to the relevant Loan Obligation on the next Business Day. Except as otherwise expressly provided in this Agreement, and so long as no Event of Default exists, payments and prepayments of principal shall be applied to the Loan Obligations in the order and manner specified by Borrower.

               5.4.3. RETURNED INSTRUMENTS. If a payment is made by check, draft or other instrument and the check, draft or other instrument is returned unpaid, the application of the payment to the Loan Obligation will be reversed and will be treated as never having been made.

               5.4.4. COMPELLED RETURN OF PAYMENTS OR PROCEEDS. If a Lender is for any reason compelled to surrender any payment because such payment or the application of such proceeds is for any reason invalidated, declared fraudulent, set aside, or determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, then this Agreement and the Loan Obligations to which such payment or proceeds was applied or intended to be applied shall be revived as if such application was never made; and Borrower shall be liable to pay to such Lender, and shall indemnify such Lender for and hold such Lender harmless from any loss with respect to, the amount of such payment or proceeds surrendered. This Section shall be effective notwithstanding any contrary action that such Lender may take in reliance upon its receipt of any such payment or proceeds. Any such contrary action so taken by such Lender shall be without prejudice to such Lender's rights under this Agreement and shall be deemed to have been conditioned upon the application of such payment or proceeds having become final and irrevocable. The provisions of this Section shall survive termination of the Commitments and the payment and satisfaction of all of the Loan Obligations.

        5.5. DUE DATES NOT ON BUSINESS DAYS. Except as specified in Section 3.4(ii), if any payment required hereunder becomes due on a date that is not a Business Day, then such due date shall be deemed automatically extended to the next Business Day.

6.      PROCEDURE FOR USE OF FACILITIES.

        6.1.  ADVANCES.


              6.1.1. ADVANCE REQUESTS BY BORROWER. Borrower may request an Advance by submitting an Advance Request to Agent. Only a written request (which may be mailed, personally delivered or telecopied as provided in Section 19.2) from a Borrowing Officer to Agent that specifies the amount of the Advance to be made (which shall be an even multiple of $1,000,000), the date the proceeds of the Advance are requested to be made available to Borrower (which, in the case of a request for an Advance that is to be a LIBOR Tranche, shall be not less than two (2) Business Days after the Advance Request is furnished, and, in the case of a request for an Advance that is to be an Alternate Base Rate Advance may be on the same day as such Advance Request) (the "Advance Date"), whether the Advance is to be a LIBOR Tranche or an Alternate Base Rate Tranche, and the Interest Period to be applicable to the Tranche if it is a LIBOR Tranche, shall be treated as a "Advance Request". An Advance Request received by Agent on a day that is not a Business Day or that is received by Agent after 2:00 p.m., St. Louis time, on a Business Day shall be treated as having been received by Agent at 9:00 a.m., St. Louis time, on the next Business Day. An Advance Request shall become irrevocable at 2:00 p.m., St. Louis time, on the Advance Date unless it is sooner funded by Lenders (and becomes an Advance) or revoked by a Borrowing Officer. Neither Agent nor any Lender shall incur any liability to Borrower for treating any such request as an Advance Request or for treating a revocation thereof as such if Agent believes in good faith that the Person making the request or revocation is a Borrowing Officer. Neither Agent nor any Lender shall incur any liability to Borrower for failing to treat any such request as an Advance Request or for failing to treat a revocation thereof as such if Agent believes in good faith that the Person making the request or revocation is not a Borrowing Officer. Each Advance Request by a Borrowing Officer shall constitute a certification by Borrower that (i) no Default has occurred that is continuing and not waived in writing by Agent and no Event of Default has occurred that is not waived in writing by Agent and (ii) all conditions precedent hereunder to the making of the requested Advance have been satisfied. Provided that all conditions precedent herein to a requested Advance have been satisfied, Agent will make the amount of such requested Advance available to Borrower by 2:00 p.m. St. Louis time on the Advance Date in immediately available funds in Dollars at the Applicable Lending Office, and upon request by Borrower, Agent will use reasonable efforts to make such Advance available as soon as possible, but in any event, no later than 2:00 p.m. St. Louis time on the Advance Date.

              6.1.2. LENDERS' RIGHT TO MAKE OTHER ADVANCES. With the prior consent of Majority Lenders in each instance, Agent shall have the right to make Advances at any time and from time to time to cause timely payment of any of the Loan Obligations. Any such Advance shall be an Alternate Base Rate Tranche. Agent will give notice to Borrower after any such Advance is made.

              6.1.3. AGENT'S NOTICE TO LENDERS; FUNDS DEPOSIT. Upon receipt of an Advance Request or the making of an Advance under Section 6.1.2, Agent shall promptly notify each Lender of the contents thereof and of such Lender's Prorata Share of such Advance. Not later than 1:00 p.m. (St. Louis time) on the Advance Date, each Lender shall make available its Prorata Share of such Advance, in immediately available funds consisting solely of Dollars, to Agent in accordance with such remittance instructions as may be given by Agent to Lenders from time to time.


              6.1.4. ADVANCES RATABLE. All Advances shall be made by Lenders as provided herein in accordance with their Prorata Shares. Except as otherwise expressly provided herein, a Lender shall not be obligated to make Advances in excess of its Revolving Commitment.

              6.1.5. AGENT'S AVAILABILITY ASSUMPTION. Unless Agent has been given written notice by a Lender prior to an Advance Date that such Lender does not intend to make available to Agent such Lender's Prorata

        Share of the Advance which it will be obligated to make on the Advance Date, Agent may assume that each Lender has made the required amount available to Agent on the Advance Date and Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to Agent by such Lender on the Advance Date, Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount immediately upon Agent's demand therefor, then Agent shall promptly notify Borrower and the other Lenders and Borrower shall immediately pay such corresponding amount to Agent. Agent shall also be entitled to recover, either from such defaulting Lender or Borrower, interest on such corresponding amount for each day from the date such corresponding amount was made available by Agent to Borrower to the date such corresponding amount is recovered by Agent, at a rate per annum equal to (i) if paid by such Lender, the cost to Agent of funding such amount at the Federal Funds Rate, or (ii) if paid by Borrower, the applicable rate for Advances determined from the Advance Request to which such amount relates. Each Lender shall be obligated only to fund its Prorata Share of an Advance subject to the terms and conditions hereof, regardless of the failure of another Lender to fund its Prorata Share thereof.

              6.1.6. SUSPENSION OF OBLIGATION TO MAKE LIBOR TRANCHES. If (i) on any date for determining the LIBO Rate for any Interest Period, by reason of any changes arising after the Effective Date affecting the London Interbank Market, or any Lender's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition herein of LIBO Rate, or, in the sole discretion of Lenders, on any other reasonable basis or (ii) the making of any Advance which is to be a LIBOR Tranche or the continuance of any LIBOR Tranche by a Lender has become unlawful by compliance by such Lender in good faith with any Law or any pronouncement (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of a Governmental Authority, then such Lender shall promptly give notice to Borrower of such determination. Before giving such notice, such Lender shall designate a different LIBOR lending office or take other reasonable action if such designation or action will avoid the need for giving such notice and will not be otherwise disadvantageous to any non-trivial extent to such Lender (as determined in good faith by such Lender). Until such Lender notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, (a) the obligation of such Lender to make Advances which are LIBOR Tranches shall be suspended, (b) each outstanding LIBOR Tranche from such Lender shall be automatically converted into an Alternate Base Rate Tranche on the earlier of the last day of the Interest Period for such LIBOR Tranche or the last date permitted by applicable law, and (c) all Advances from such Lender shall be Alternate Base Rate Advances. Notwithstanding anything to the contrary contained herein, if a LIBOR Tranche is converted to an Alternate Base Rate Tranche pursuant to this Section 6.1.6, the per annum interest rate applicable thereto from and after the effective date of such conversion shall be the Alternate Base Rate (but otherwise calculated as provided in Section 3). If at any time it appears, in the reasonable judgment of Lenders, that Lenders will be unable to offer LIBO Rate loans to Borrower from such time through the Ultimate Revolving Maturity Date, Lenders will enter into good faith negotiations with Borrower in an attempt to replace the LIBO Rate loan interest rate option with another interest rate option satisfactory to Lenders and Borrower.

        6.2. LETTERS OF CREDIT. Borrower may request the issuance or renewal of a Letter of Credit by submitting a Letter of Credit Request to Boatmen's and executing any reimbursement agreement required under Section 10.1. Only a written request (which may be mailed, personally delivered or telecopied as provided in Section 19.2) from a Borrowing Officer to Boatmen's that specifies the amount and beneficiary of the requested Letter of Credit, and its identifying number in the case of a renewal, and other information necessary for its issuance or renewal shall be treated as a "Letter of Credit Request". Each Letter of Credit Request by a Borrowing Officer shall constitute a certification by Borrower that (i) no Default has occurred that is continuing and not waived in writing by Lenders and no Event of Default has occurred that is not waived in writing by Lenders and (ii) all conditions precedent hereunder to the issuance of the requested Letter of Credit have been satisfied.

7.      YIELD PROTECTION.

        7.1. COMPENSATION FOR INCREASE IN LIBOR TRANCHE COSTS. If after the Effective Date there is any change in any Law or in any rule, order, or guideline (whether or not having the force of law and whether or not failure to comply therewith would be unlawful, and including but not limited to any imposition or increase of reserve requirements) of any Governmental Authority and as a result thereof or as a result of compliance therewith by a Lender:

        (i) such Lender is subject to any tax, duty or other charge with respect to its LIBOR Tranches or its obligation to make Advances that are LIBOR Tranches, or the basis of taxation of payments to such Lender of the principal of or interest on its LIBOR Tranches or its obligation to make the same change (except for changes in the rate of tax on the overall net income of such Lender imposed by the United States or other jurisdiction to which such Lender is subject); or

        (ii) any reserve (including, without limitation, any imposed by the FRB), special deposit, compulsory loan, assessment, or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Lender is imposed or deemed applicable or any other condition affecting its LIBOR Tranches or its obligation to make them is imposed on such Lender or the London Interbank Market;

and as a result thereof there is any increase in the cost to such Lender of agreeing to make or making an Advance that is a LIBOR Tranche or maintaining its LIBOR Tranches (except to the extent already included in the determination of the applicable LIBO Rate), or there is a reduction in the amount received or receivable by such Lender, then Borrower shall from time to time, upon written notice from and demand by such Lender (with a copy of such notice and demand to Agent), pay to such Lender, within five Business Days after the date specified in such notice and demand, additional amounts sufficient to compensate such Lender in the amount of such increased cost. Before giving such notice, such Lender shall designate a different LIBOR lending office or take other reasonable action if such designation or action will avoid the need for giving such notice and will not be otherwise disadvantageous to any non-trivial extent to such Lender (as determined in good faith by such Lender). If such Lender claims compensation under this Section, such Lender shall furnish to Borrower a certificate providing in reasonable detail the calculation of such additional costs and stating the additional amount or amounts to be paid to it hereunder. Borrower shall have the burden of proving that any such certificate is not correct.

        7.2. FUNDING LOSSES. Borrower shall pay to each Lender upon its demand an amount sufficient to compensate such Lender for all loss and expense suffered by such Lender, including but not limited to loss of profit and the cost of acquiring funds to make or carry a LIBOR Tranche, (i) if for any reason a requested Advance is not taken by Borrower on the date specified therefor in an Advance Request (unless such Advance Request has been withdrawn prior to becoming irrevocable) or (ii) if any prepayment or repayment of a LIBOR Tranche or conversion of a LIBOR Tranche to a Tranche of another type is made by Borrower other than pursuant to Section 6.1.6 on a date which is not the last day of the Interest Period therefor. Borrower shall be obligated to pay to such Lender in any such event an amount equal to (x) the greater of zero or

                                [(B-C) x D]/360


        wherein

        "B" is the decimal equivalent of the LIBO Rate that is (or would be in the case of Borrower's failure to borrow after giving an Advance Request) payable by Borrower on such Advance;

        "C" is the decimal equivalent of the LIBO Rate that would apply to a hypothetical Advance in the Affected Principal Amount whose Advance Date were on the last Business Day on or before the first day of the

        Remaining Interest Period and whose Interest Period were approximately equal, as determined by Lender, to the Remaining Interest Period (it being agreed that in the event the Remaining Interest Period is not a 30, 60, 90 or 180 day period, Agent shall determine the applicable LIBO Rate in its sole, good faith discretion; and

        "D" is the number of days from the first day of the Remaining Interest Period to the last day of the Remaining Interest Period.

"Affected Principal Amount" shall mean, as applicable, (i) the principal amount of an Advance that Borrower fails to take after having given an Advance Request (unless such Advance Request has been withdrawn prior to becoming irrevocable) or (ii) the amount of any prepayment or repayment on a LIBOR Tranche that occurs, or the entire principal amount of a LIBOR Tranche that converts to an Advance of another type on a date which is not the last day of the Interest Period therefor.

"Remaining Interest Period" shall mean, as applicable, (i) the entire Interest Period that would have been applicable to an Advance that Borrower fails to take after having given an Advance Request (unless such Advance Request has been withdrawn prior to becoming irrevocable) or (ii) if a prepayment or repayment on a LIBOR Tranche occurs, or a LIBOR Tranche converts to an Advance of another type, whether or not required hereby, prior to the last day of the Interest Period therefor, the period from and including the date thereof to but excluding the last day of such Interest Period.

If a Lender claims compensation under this Section, such Lender shall furnish a certificate to Borrower (with a copy to Agent if it is not the Lender involved) that provides a detailed calculation of the amount to be paid to such Lender and certifies that such amount is correct. Borrower shall have the burden of proving that any such certificate is not correct.

8. GUARANTY. O'Sullivan - Virginia shall execute and deliver to Agent for the benefit of Lenders in accordance with their Prorata Shares an unconditional guaranty of the Loan Obligations in substantially the form attached hereto as
Exhibit 8 (as the same may be amended, restated or replaced from time to time, the "Guaranty").

9.      CONDITIONS TO ADVANCES.

        9.1. CONDITIONS TO INITIAL ADVANCES. As conditions precedent to Lenders' obligation to make the initial Advances:

              9.1.1. NO DEFAULT. No Default shall have occurred and be continuing that is not waived in writing by Lenders, no Event of Default shall have occurred that is not waived in writing by Lenders, and neither will occur as a result of such Advance being requested or made or the application of the proceeds thereof.

              9.1.2. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in the Loan Documents shall be true and correct in all material respects.

              9.1.3. MATERIAL ADVERSE CHANGE. Since the date of the most recent Financial Statements delivered to Lenders, there shall not have been any change which would have a Material Adverse Effect.

              9.1.4. PENDING MATERIAL PROCEEDINGS. There shall be no pending Material Proceedings, except as set forth on Exhibit 11.

        9.2. CONDITIONS TO SUBSEQUENT ADVANCES. As conditions precedent to Lenders' obligation to make any subsequent Advances:

              9.2.1. NO DEFAULT. No Default shall have occurred and be continuing that is not waived in writing by Lenders, no Event of Default shall have occurred that is not waived in writing by Lenders, and neither will occur as a result of such Advance being requested or made or the application of the proceeds thereof.

              9.2.2. MATERIAL ADVERSE CHANGE. Since the date of the most recent Financial Statements delivered to Lenders, there shall not have been any change which would have a Material Adverse Effect which Borrower or Lenders reasonably believe will ultimately result in a Default under this Agreement.

10. CONDITIONS TO ISSUANCE OF LETTERS OF CREDIT. As conditions precedent to the issuance of any Letter of Credit:

        10.1. REIMBURSEMENT AGREEMENT. Each applicant and account party therefor shall have executed and delivered to Agent a reimbursement agreement in the appropriate form thereof previously negotiated by Borrower and Agent or in such other form satisfactory to Agent and Borrower under which each applicant and account party undertakes to reimburse to Agent on demand for the account of Lenders the amount of each draw on such Letter of Credit, together with interest from the date of the draw as provided herein.

        10.2. OTHER CONDITIONS. All of the conditions in Section 9.2 shall have been satisfied and shall remain satisfied as of the issuance date of any Letter of Credit.

11.     REPRESENTATIONS AND WARRANTIES.

        Except as otherwise described in the disclosure schedule that is attached hereto as Exhibit 11 (the "Disclosure Schedule"), Borrower represents and warrants to Lenders, and by its execution hereof, O'Sullivan - Virginia also represents and warrants to Lenders as follows:

        11.1. ORGANIZATION AND EXISTENCE. Each Covered Person is duly incorporated and existing in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in every state where the nature or extent of its business or properties require it to be qualified to do business, except where the failure to so qualify will not have a Material Adverse Effect. Each Covered Person has the corporate power and authority to own its properties and carry on its business as now being conducted.

        11.2. AUTHORIZATION. Each Covered Person is duly authorized to execute and perform every Loan Document to which such Covered Person is a party, and Borrower is duly authorized to borrow hereunder, and this Agreement and the other Loan Documents have been duly authorized by all requisite corporate action of each Covered Person. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with Borrower's execution, delivery or performance of this Agreement and the other Loan Documents, except for those already duly obtained.

        11.3. DUE EXECUTION. Every Loan Document to which a Covered Person is a party has been executed on behalf of such Covered Person by a Person duly authorized to do so.

        11.4. ENFORCEABILITY OF OBLIGATIONS. Each of the Loan Documents to which a Covered Person is a party constitutes the legal, valid and binding obligation of such Covered Person, enforceable against such Covered Person in accordance with its terms, except to the extent that the enforceability thereof against such Covered Person may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles of general application.

        11.5. BURDENSOME OBLIGATIONS. To Borrower's knowledge after due inquiry, no Covered Person is a party to or bound by or is subject to any provision in any Contract for borrowed money or the Charter Documents of such Covered Person which would, if performed by such Covered Person, result in a Default or Event of Default either immediately or upon the elapsing of time; and to Borrower's knowledge, no Covered Person is a party to or bound by any other agreement which would, if performed by such Covered Person, result in a Default or Event of Default either immediately or upon the elapsing of time.

        11.6. LEGAL RESTRAINTS. The execution of any Loan Document by a Covered Person will not violate or constitute a default under the Charter Documents of such Covered Person, any Material Agreement of such Covered Person, or any Material Law, and will not, except as expressly contemplated or permitted in this Agreement, result in any Security Interest being imposed on any of such Covered Person's property. The performance by any Covered Person of its obligations under any Loan Document to which it is a party will not violate or constitute a default under the Charter Documents of such Covered Person, any Material Agreement of such Covered Person, or any Material Law, and will not, except as expressly contemplated or permitted in this Agreement, result in any Security Interest being imposed on any of such Covered Person's property.

        11.7. LABOR DISPUTES. There is no collective bargaining agreement or other labor contract covering employees of a Covered Person. To Borrower's knowledge, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of a Covered Person for any similar purpose.

        11.8. NO MATERIAL PROCEEDINGS. There are no Material Proceedings pending or, to the best knowledge of Borrower, threatened.

        11.9. COMPLIANCE WITH LAWS. To Borrower's knowledge, each Covered Person is in substantial compliance with all Material Laws. Without limiting the generality of the foregoing:

               11.9.1. COMPLIANCE. To Borrower's knowledge, the operations of every Covered Person comply in all material respects with all material Environmental Laws and Employment Laws.

               11.9.2. PROCEEDINGS. None of the operations of any Covered Person is the subject of any judicial or administrative complaint, order or proceeding alleging the violation of any applicable Environmental Law or Employment Law.

               11.9.3. INVESTIGATIONS. None of the operations of any Covered Person is the subject of investigation by any Governmental Authority regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Material, the results of which are reasonably expected to have a Material Adverse Effect.

               11.9.4. HAZARDOUS MATERIAL. No Covered Person has caused or allowed (i) any Hazardous Material to be present at any time on, in, under or above the real property owned or operated by Borrower or any Covered Person and (ii) the real property owned or operated by Borrower or any Covered Person to be used at any time to manufacture, store, or dispose of any Hazardous Material, except in a manner that is in compliance in all material respects with all applicable Environmental Laws and to an extent that will not have a Material Adverse Effect.

        11.10. OTHER NAMES. No Covered Person has used any name other than the full name which identifies such Covered Person in this Agreement.

        11.11. FINANCIAL STATEMENTS. The latest Financial Statements provided by Borrower to Lenders are complete and correct in all material respects, have been prepared in accordance with GAAP, and fairly reflect, in all material respects, the financial condition, results of operations and cash flows of the Persons covered thereby as of the dates and for the periods stated therein.

        11.12. NO CHANGE IN CONDITION. Since the date of the latest Financial Statements provided by Borrower to Lenders, no event has occurred which would have a Material Adverse Effect which Borrower reasonably believes will ultimately result in a Default under this Agreement.

        11.13. NO DEFAULTS. To Borrower's knowledge, no Covered Person has breached or violated or has defaulted under any Contract for borrowed money in excess of $2,500,000 to which such Covered Person is a party (other than the Loan Documents), which default has continued unwaived beyond any applicable grace period provided therein and will have a Material Adverse Effect. To Borrower's knowledge, no Covered Person has breached or violated or has defaulted under any other agreement to which such Covered Person is a party (other than the Loan Documents), which default has continued unwaived beyond any applicable grace period provided therein and will have a Material Adverse Effect which Borrower reasonably believes will ultimately result in a Default under this Agreement.

        11.14. INVESTMENTS. No Covered Person has any Investments in other Persons except existing Permitted Investments.

        11.15. INDEBTEDNESS. No Covered Person has any Indebtedness except existing Permitted Indebtedness.

        11.16. INDIRECT OBLIGATIONS. No Covered Person has any Indirect Obligations except existing Permitted Indirect Obligations.

        11.17. OPERATING LEASES. No Covered Person has an interest as lessee under any Operating Leases other than leases whose premature termination (without securing an adequate replacement) would not have a Material Adverse Effect.

        11.18. TAX LIABILITIES; GOVERNMENTAL CHARGES. Except where the failure to do so would not have a Material Adverse Effect, each Covered Person has filed or caused to be filed all tax reports and returns required to be filed by it with any Governmental Authority, except where extensions have been properly obtained, and has paid or made adequate provision for payment of all taxes, assessments, fees and other charges levied upon it or upon its income or properties by any Governmental Authority which are due and payable, including interest and penalties, except such taxes, assessments, fees and other charges, if any, as are being diligently contested in good faith by appropriate proceedings and as to which such Covered Person has established adequate reserves in conformity with GAAP on the books of such Covered Person. No Security Interests for any such taxes, assessments, fees or other charges have been filed and no claims are being asserted with respect to any such taxes, assessments, fees or other charges which, if adversely determined, would have a Material Adverse Effect. There are no material unresolved issues concerning any tax liability of a Covered Person which, if adversely determined, would have a Material Adverse Effect.

        11.19. PENSION BENEFIT PLANS. Except with respect to events or occurrences which would not have a Material Adverse Effect, all Pension Benefit Plans maintained by each Covered Person or an ERISA Affiliate qualify under
Section 401 of the Code and are in compliance with the provisions of ERISA, and

                11.19.1. PROHIBITED TRANSACTIONS. None of such Pension Benefit Plans has participated in, engaged in or been a party to any non-exempt prohibited transaction as defined in ERISA or the Code, and no officer, director or employee of a Covered Person or of an ERISA Affiliate has committed a breach of any of the responsibilities or obligations imposed upon fiduciaries by Title I of ERISA.

                11.19.2. CLAIMS. There are no claims, pending or threatened, involving any such Pension Benefit Plan by a current or former employee (or beneficiary thereof) of such Covered Person or ERISA Affiliate, nor is there any reasonable basis to anticipate any claims involving any such Pension Benefit Plan which would likely be successfully maintained against such Covered Person or ERISA Affiliate.

                11.19.3. REPORTING AND DISCLOSURE REQUIREMENTS. There are no violations of any reporting or disclosure requirements with respect to any such Pension Benefit Plan and none of such Pension Benefit Plans has violated any applicable Law, including but not limited to ERISA and the Code.

                11.19.4. ACCUMULATED FUNDING DEFICIENCY. No such Pension Benefit Plan has (i) incurred an accumulated funding deficiency (within the meaning of Section 412(a) of the Code), whether or not waived; (ii) been a Pension Benefit Plan with respect to which a Reportable Event (to the extent that the reporting of such events to the PBGC within thirty days of the occurrence has not been waived) has occurred and is continuing; or (iii) been a Pension Benefit Plan with respect to which there exist conditions or events which have occurred that present a significant risk of termination of such Pension Benefit Plan by the PBGC.

                11.19.5. MULTI-EMPLOYER PLAN. No Covered Person or ERISA Affiliate has received notice that any Multi-employer Plan to which such Covered Person or ERISA Affiliate contributes is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multi-employer Plan to which such Covered Person or ERISA Affiliate contributes is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA.

        11.20. WELFARE BENEFIT PLANS. No Covered Person or ERISA Affiliate maintains a Welfare Benefit Plan that has a liability which, if enforced or collected, would have a Material Adverse Effect. Each Covered Person and ERISA Affiliate has complied in all material respects with the applicable requirements of Section 4980B of the Code pertaining to continuation coverage as mandated by COBRA.

        11.21. RETIREE BENEFITS. No Covered Person or ERISA Affiliate has an obligation to provide any Person with any medical, life insurance, or similar benefit following such Person's retirement or termination of employment (or to such Person's beneficiary subsequent to such Person's death) other than (i) such benefits provided to Persons at such Person's sole expense and (ii) obligations under COBRA.

        11.22. STATE OF PROPERTY. Each Covered Person has good and marketable or merchantable title to all real and personal property purported to be owned by it or reflected in the latest Financial Statements provided to Lenders by Borrower except for any defects in title which would not have a Material Adverse Effect and except for personal property sold in the ordinary course of business after the date of the Initial Financial Statements. There are no Security Interests on any of the property purported to be owned by any Covered Person except existing Permitted Security Interests.

        11.23. MARGIN STOCK. Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and not more than $5,000,000 (plus any amounts used to reacquire common stock of Holdings) of the proceeds of the Aggregate Revolving Commitment will be used to purchase or carry any such margin stock (to be used solely in connection with the acquisition or acquisitions of other entities) or to extend credit to others for the purpose of purchasing or carrying any such margin stock (to be used solely in connection with the acquisition or acquisitions of other entities) or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U or Regulation G.

        11.24. SECURITIES MATTERS. Except as permitted by Section 14.1.5, no proceeds of any Advance will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

        11.25. INVESTMENT COMPANY ACT, ETC. Borrower is not an investment company registered or required to be registered under the Investment Company Act of 1940, as amended, or a company controlled (within the meaning of such Investment Company Act) by such an investment company or an affiliated person of, or promoter or principal underwriter for, an investment company, as such terms are defined in the Investment Company Act of 1940, as amended. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other similar Law limiting or regulating its ability to incur Indebtedness for money borrowed.

        11.26. NO MATERIAL MISSTATEMENTS OR OMISSIONS. To Borrower's knowledge, neither the Loan Documents, any of the Financial Statements nor any statement, list, certificate or other information furnished or to be furnished by Borrower to Lenders in connection with the Loan Documents or any of the transactions contemplated thereby contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements therein not misleading. Borrower has disclosed to Lenders everything regarding the business, operations, property, financial condition, or business prospects of itself and every Covered Person that would have a Material Adverse Effect which Borrower reasonably believes will ultimately result in a Default under this Agreement.

        11.27. FILINGS. All registration statements, reports, proxy statements and other documents, if any, required to be filed by Borrower with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, have been filed, and such filings are complete and accurate in all material respects and contain no untrue statements of material fact or omit to state any material facts required to be stated therein or necessary, in light of the circumstances in which they were made, in order to make the statements therein not misleading.

        11.28. BROKER'S FEES. Borrower has not engaged a broker or finder in connection with this Agreement.

12.     SURVIVAL OF REPRESENTATIONS.  All representations and warranties in
Section 11, and all representations and warranties in any certificate delivered by Borrower pursuant hereto, shall survive execution of each of the Loan Documents and the making of every Advance, and may be relied upon by Lenders as being true and correct when made until all of the Loan Obligations are fully and irrevocably paid as contemplated in Section 5.4.4.

13.     AFFIRMATIVE COVENANTS.

        Borrower covenants and agrees that, so long as any of the Commitments remains in effect or any of the Loan Obligations are owing to a Lender by Borrower, Borrower shall do, or cause to be done, the following:

        13.1. USE OF PROCEEDS. Advances shall be used solely for working capital, plant expansion and other expenditures that are not prohibited herein and as the source for payment of Borrower's reimbursement obligations with respect to draws on Letters of Credit.

        13.2. CORPORATE EXISTENCE. Each Covered Person shall maintain its existence in good standing and its right to transact business in those states in which it is now or hereafter doing business. Each Covered Person shall obtain and maintain all Material Licenses for such Covered Person. Notwithstanding anything in this Section to the contrary, any Covered Person may merge, consolidate, acquire the assets of, or an equity interest in, any other Covered Person; provided that, in the event any Borrower is involved in any such transaction, a Borrower is the surviving corporation.

        13.3. MAINTENANCE OF PROPERTY AND LEASES. Each Covered Person shall maintain in good condition and working order, ordinary wear and tear excepted, and repair and replace as required, all buildings, equipment, machinery, fixtures and other real and personal property whose useful economic life has not elapsed and which is necessary for the ordinary conduct of the business of such Covered Person. Each Covered Person shall maintain in good standing and free of material defaults all of its leases of buildings, equipment, machinery, fixtures and other real and personal property whose useful economic life has not elapsed and which is necessary for the ordinary conduct of the business of such Covered Person.

        13.4. INSURANCE. Each Covered Person shall maintain workers' compensation (or appropriate alternative provision for workers' compensation claims under applicable state law), liability insurance, business interruption insurance, and property and casualty insurance on its assets, against such risks and contingencies and in such types and amounts as are customary for other Persons engaged in similar businesses. Borrower shall upon request of Agent at any time furnish to Agent evidence satisfactory to Agent that such insurance exists and that all premiums due therefor have been paid.

        13.5. PAYMENT OF TAXES AND OTHER OBLIGATIONS. Except where the failure to do so would not have a Material Adverse Effect, each Covered Person shall promptly pay and discharge or cause to be paid and discharged, as and when due, any and all income taxes, federal or otherwise, lawfully assessed and imposed upon it, and any and all lawful taxes, rates, levies, and assessments whatsoever upon its properties and every part thereof, or upon the income or profits therefrom and all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies, storage or other items or services which if unpaid might be or become a material Security Interest or charge upon any of its property; provided, however, that nothing herein contained shall be construed as prohibiting a Covered Person from diligently contesting in good faith by appropriate proceedings the validity of any such taxes, rates, levies, or assessments, provided such Covered Person has established adequate reserves therefor in conformity with GAAP on the books of such Covered Person, and no Security Interest, other than a Permitted Security Interest, results from such non-payment. Each Covered Person shall make all Tax Benefit Payments when due under the Tax Sharing Agreement.

        13.6. COMPLIANCE WITH LAWS. Each Covered Person shall comply with all Material Laws. Without limiting the generality of the foregoing:

               13.6.1. ENVIRONMENTAL LAWS. Each Covered Person shall comply in all material respects and shall use commercially reasonable efforts to ensure compliance by all tenants, subtenants and other occupants, if any, with all material Environmental Laws.

               13.6.2. PENSION BENEFIT PLANS. Except where the failure to do so would not result in a Material Adverse Effect, each Covered Person and each ERISA Affiliate shall at all times make prompt payments or contributions to meet the minimum funding standards under ERISA and the Code with respect to any Pension Benefit Plan maintained by such Covered Person or ERISA Affiliate, and shall comply with all reporting and disclosure requirements and all provisions of the Code and ERISA applicable to any Pension Benefit Plan maintained by such Covered Person or ERISA Affiliate.

               13.6.3. EMPLOYMENT LAWS. Except where the failure to do so would not result in a Material Adverse Effect, each Covered Person shall comply with all requirements of all Employment Laws applicable to such Covered Person.

        13.7.  DISCOVERY AND CLEAN-UP OF HAZARDOUS MATERIAL.

               13.7.1. IN GENERAL. Upon any Covered Person receiving notice of any violation of Environmental Laws or any similar notice described in
        Section 13.9.4, or upon any Covered Person otherwise discovering a release of Hazardous Material on any property owned by any Covered Person which is in violation of, or which would result in liability under, any Environmental Law, Borrower shall: (i) promptly take such acts as may be required to prevent danger or harm to the property or any person therein as a result of such Hazardous Material; (ii) at the request of Agent, and at Borrower's sole cost and expense, obtain and deliver to Agent promptly, but in no event later than 90 days after such request, a then currently dated environmental assessment of the property certified to Agent and any future holder of the Loan Obligations and
        (iii) take all necessary steps to initiate and expeditiously complete removal, remedial, response, corrective and other action to address any such environmental problems, and keep Agent informed of such actions and the results thereof.

        13.8. TERMINATION OF PENSION BENEFIT PLAN. A Covered Person or ERISA Affiliate shall not terminate or amend any Pension Benefit Plan maintained by such Covered Person or ERISA Affiliate if such termination or amendment would result in any liability of such Covered Person or ERISA Affiliate under ERISA, or any increase in current liability for the plan year for which such Covered Person or ERISA Affiliate is required to provide security to such Pension Benefit Plan under the Code, in excess of 5% of the Net Worth of such Covered Person or ERISA Affiliate.

        13.9. NOTICE TO AGENT OF MATERIAL EVENTS. Borrower shall, promptly upon any Responsible Officer of Borrower obtaining knowledge or notice thereof, give notice to Agent of any (i) breach of any of the covenants in Section 13 or 14; (ii) Default or Event of Default; (iii) the commencement of any Material Proceeding; and (iv) any loss of or damage to any assets of a Covered Person or institution of any proceeding for the condemnation or other taking of any of the assets of a Covered Person, to the extent that such loss, damage or proceeding is likely to have a Material Adverse Effect. In addition,

               13.9.1. Borrower shall furnish to Agent from time to time all information (other than attorney work product and information protected by the attorney-client privilege) which Agent reasonably requests with respect to the status of any Material Proceeding.

               13.9.2. Borrower shall furnish to Agent from time to time all information which Agent reasonably requests with respect to any Pension Benefit Plan established by a Covered Person or ERISA Affiliate.

               13.9.3. Borrower shall deliver notice to Agent of the establishment by a Covered Person or an ERISA Affiliate of any Pension Benefit Plan.

               13.9.4. To the extent that a Material Adverse Effect is reasonably likely to result, Borrower shall within five days inform Agent of its receipt of, and deliver to Agent a copy of, any (a) notice that any judicial complaint or order has been filed against any Covered Person alleging violations of any Environmental Law or Employment Law or requiring such Covered Person to take any action in connection with the release of any Hazardous Material into the environment, (b) notice from a federal, state, or local governmental agency or private party alleging that a Covered Person may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Material into the environment or any damages caused thereby, (c) notice that a Covered Person is subject to federal, state or local investigation regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Material, or (d) notice that any properties or assets of a Covered Person are subject to a Security Interest in favor of any Governmental Authority for any liability under any Environmental Law or damages arising from or costs incurred by such Governmental Authority in response to a release of Hazardous Material into the environment.

               13.9.5. Borrower shall within 30 days after they occur deliver to Agent notice of the following events: (i) the failure of any Covered Person or ERISA Affiliate to make any required installment or any other required payment to any Pension Benefit Plan in sufficient amount to comply with ERISA and the Code on or before the due date for such installment or payment; (ii) the occurrence of any Reportable Event, or a prohibited transaction or accumulated funding deficiency (as those terms are defined in ERISA), with respect to any Pension Benefit Plan maintained or contributed to by a Covered Person or ERISA Affiliate;
        (iii) receipt by a Covered Person or ERISA Affiliate of any notice from a Multi-employer Plan regarding the imposition of withdrawal liability; and (iv) receipt by a Covered Person or ERISA Affiliate of any notice of the institution, or a Covered Person's expectancy of the institution, of any proceeding, or receipt by such Covered Person or ERISA Affiliate of any notice of the taking, or such Covered Person's expectancy of the taking, of any other action, which may result in the termination of any Pension Benefit Plan maintained or contributed to by such Covered Person or ERISA Affiliate, or the withdrawal or partial withdrawal by a Covered Person or ERISA Affiliate from any Pension Benefit Plan, and the filing or receipt by a Covered

        Person or ERISA Affiliate of any such notice, and filing or receipt of all subsequent reports or notices under ERISA with or from the Internal Revenue Service, the PBGC, or the DOL relating to the same; and, in addition to such notice, deliver to Agent a certificate of the President or Chief Financial Officer of Borrower, which describes in detail such events and the action that the affected Covered Person or ERISA Affiliate proposes to take with respect thereto.

               13.9.6. Borrower shall, within three days after it occurs, deliver to Agent notice of any default or event of default, or the occurrence of any event which would with the passage of time, giving of notice or otherwise, constitute a default or event of default with respect to any of the Permitted Indebtedness.

               13.9.7. Borrower shall, within three days after it occurs, deliver notice to Agent of the assertion by the holder of any capital stock of Borrower or any Indebtedness in the outstanding principal amount in excess of $2,500,000 that a default exists with respect thereto or that Borrower is not in compliance with the terms thereof, or of the threat or commencement by such holder of any enforcement action because of such asserted default or noncompliance.

               13.9.8. Borrower shall, promptly after becoming aware thereof, deliver notice to Agent of any pending strike, work stoppage, material unfair labor practice claim or other material labor dispute affecting Borrower.

               13.9.9. Borrower shall deliver notice to Agent of any change in Borrower's name, state of incorporation, form of organization, trade names or styles under which Borrower will conduct business at least 30 days prior to such change.

               13.9.10. Borrower shall, promptly after becoming aware thereof, deliver notice to Agent of any material adverse change in Borrower's property, business, operations or condition (financial or otherwise).

               13.9.11. Borrower shall, promptly after becoming aware thereof, deliver notice to Agent of any violation of any Law applicable to Borrower or its properties which would have a Material Adverse Effect.

        13.10. BORROWING OFFICER. Borrower shall keep on file with Agent at all times an appropriate instrument naming each Borrowing Officer.

        13.11. ACCOUNTING SYSTEM. Each Covered Person shall maintain a system of accounting established and administered in accordance with GAAP.

        13.12. FINANCIAL STATEMENTS AND CERTIFICATE OF COMPLIANCE. Borrower shall deliver to each Lender:

                13.12.1. ANNUAL FINANCIAL STATEMENTS. Within 90 days after the close of each Fiscal Year, year-end consolidated Financial Statements of Holdings and its Subsidiaries, containing an audit report without qualification by an independent certified public accounting firm selected by Borrower and satisfactory to Agent, and accompanied by (a) year-end unaudited consolidating Financial Statements of Holdings and its Subsidiaries in the respective forms thereof normally prepared by Borrowers and in substantially the forms historically prepared by Borrowers (b) a Compliance Certificate of the Chief Financial Officer of Borrower, (c) a certificate of the independent certified public accounting firm that examined such Financial Statements to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any breach or violation of the covenants set forth in Sections 14.1 through
        14.5 (but, as to the covenants set forth in Sections 14.1 through 14.5, without an expansion of its audit scope beyond that normally required to give an opinion on the consolidated financial statements) and in Section 15, except for those, if any, described in reasonable detail in such certificate and

        (d) when issued, the management letter delivered by such independent certified public accounting firm to Holdings' Audit Committee in connection with their audit.

                13.12.2. QUARTERLY FINANCIAL STATEMENTS. Within 45 days after the end of each of the first three fiscal quarters of Borrower, unaudited consolidated Financial Statements of Holdings and its Subsidiaries for the quarters not covered by the latest year-end Financial Statements, in each case accompanied by a Compliance Certificate of the Chief Financial Officer of Borrower.

Each Compliance Certificate shall be in substantially the form attached hereto as Exhibit 13.12, shall contain detailed calculations of the financial measurements referred to in Sections 14.2.2 and 15 for the relevant periods, and shall contain statements by the signing officer to the effect that, except as explained in reasonable detail in such Compliance Certificate, (i) the attached Financial Statements are complete and correct in all material respects (subject, in the case of Financial Statements other than annual, to normal year-end audit adjustments) and have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby and with prior periods (except as disclosed therein), (ii) all of the representations and warranties of Borrower contained in this Agreement and other Loan Documents are true and correct in all material respects as of the date such certification is given as if made on such date, and (iii) there exists no Default which is continuing that has not been waived in writing by Lenders and no Event of Default has occurred that has not been waived in writing by Majority Lenders. If any Compliance Certificate delivered to Lenders discloses that a representation or warranty is not true and correct in all material respects, or that a Default or Event of Default has occurred that has not been waived in writing by Majority Lenders, such Compliance Certificate shall set forth what action Borrower has taken or proposes to take with respect thereto.

        13.13. STOCKHOLDER AND SEC REPORTS. Borrower shall deliver to Agent, promptly after their preparation, copies of any and all (i) proxy statements, financial statements and reports which Borrower makes available to its stockholders, and (ii) reports, registration statements and prospectuses, if any, filed by Borrower with any securities exchange or the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions.

        13.14. OTHER INFORMATION. Upon the written request of Agent, Borrower shall promptly deliver to Agent such other information about the business, operations, revenues, financial condition, property, or business prospects of Borrower as Agent may, from time to time, reasonably request. Agent shall have the right at any time, without restriction, to communicate with Borrower's independent auditors regarding the financial condition of Borrower and the audit tests conducted by the independent accountants.

        13.15. AUDITS BY AGENT AND LENDERS. Agent and Lenders or Persons authorized by and acting on behalf of Agent and Lenders may at any time during normal business hours audit the books and records of each Covered Person from time to time upon reasonable notice to such Covered Person, and in the course thereof may make copies or abstracts of such books and records and discuss the affairs, finances and books and records of such Covered Person with its officers. Each Covered Person shall cooperate with Agent and such Persons in the conduct of such audits and shall deliver to Agent any instrument necessary for Agent to obtain records from any service bureau maintaining records for such Covered Person. Borrower shall reimburse Agent for all costs and expenses incurred by it in conducting each audit; provided, however, that if a Default or Event of Default does not exist, such reimbursement shall not exceed $3,500 in the aggregate for any twelve month period.

        13.16. ACCESS TO OFFICERS. Each Covered Person shall permit Persons authorized by Agent to discuss the affairs, finances and accounts of such Covered Person with its officers as often as Agent may reasonably request, in its discretion and such Covered Person shall direct such officers to cooperate with Agent and make full disclosure to Agent of those matters that they may deem relevant to the continuing ability of Borrower to pay and perform the Loan Obligations timely; provided, however, that no disclosure of attorney work product or information protected by the attorney-client privilege shall be required.

14.     NEGATIVE COVENANTS.

        Borrower covenants and agrees that, while any of the Commitments remains in effect or any of the Loan Obligations are owing to Lenders by Borrower, Borrower shall not, directly or indirectly, do any of the following, or permit any Covered Person to do any of the following, without the prior written consent of Lenders:

        14.1. INVESTMENTS. Make any Investments in other Persons except the following ("Permitted Investments"):

               14.1.1. Any Investments to the extent they do not exceed $5,000,000 in the aggregate for all Covered Persons.

               14.1.2.  Investments in Subsidiaries.

               14.1.3. Investments in (i) open market investment grade commercial paper maturing 270 days or less from the date of issuance and rated not less than P-2 by Moody's Investors Service, Inc., or not less than A-2 by Standard & Poors Corporation; (ii) marketable obligations, maturing within 180 days after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America; (iii) money market funds that invest solely in the types of Investments permitted under clauses (i) and (ii); (iv) bankers acceptances and repurchase agreements of domestic offices of any of Banks or any other banks which fall within the descriptions of clause (v), provided that each such repurchase agreement shall be fully secured by securities described in clause (ii); (v) certificates of deposit and time deposits (including Eurodollar deposits) maturing within 180 days from the date of deposit thereof, with a domestic office of any of Banks or any other bank which is a national bank organized under the laws of the United States of America and (a) having capital, surplus and undivided profits of at least $100,000,000 or (b) so long as all such deposits are federally insured;
        (vi) readily marketable tax-free municipal bonds of a domestic issuer maturing in two years or less from the date of acquisition thereof which are rated Aa3 or better by Moody's Investors Services, Inc., or AA- or better by Standard & Poors Corporation and (vii) interest rate exchange, collar, cap or similar agreements, not in excess of $30,000,000 notional amount in the aggregate at any one time outstanding, for the purpose of protecting Borrower against interest rate fluctuations (and not for speculative purposes).

               14.1.4. Accounts arising in the ordinary course of business and payable in accordance with Borrower's customary trade terms.

               14.1.5. Equity securities of Holdings with a purchase price not in excess of $20,000,000 in the aggregate.

               14.1.6. Notes or securities received by Borrower in settlement of Indebtedness of other Persons to Borrower that was incurred in the ordinary course of Borrower's business and secured notes representing the sales of assets permitted by Section 14.5.

               14.1.7.  Amounts which may be due under the Tax Sharing
        Agreement.

               14.1.8. Such other Investments that are cash equivalents and are approved by the Majority Lenders in their discretion.

        14.2. INDEBTEDNESS. Create, incur, assume or allow to exist any Indebtedness except the following (the "Permitted Indebtedness"):

               14.2.1. All unsecured Indebtedness of Borrower to the extent that (i) its incurrence will not result in a failure to comply with any of the covenants in Section 15 and (ii) it would be classified as a current liability under GAAP.

               14.2.2. All consolidated Funded Debt of Holdings to the extent the ratio of Funded Debt to Total Capitalization does not exceed 40%. For purposes of this Section, "Total Capitalization" means Stockholders' Equity plus all Funded Debt of Borrower.

               14.2.3. Indebtedness to trade creditors incurred in the ordinary course of business, to the extent such Indebtedness is fully paid in accordance with customary trade terms.

               14.2.4.  The Loan Obligations.

               14.2.5.  Indebtedness secured by Permitted Security Interests.

               14.2.6. Indebtedness of O'Sullivan - Virginia with respect to industrial revenue bonds previously issued by the Industrial Development Authority of Halifax County, Virginia, and renewals and extension (but not increases) thereof.

               14.2.7. Indebtedness with respect to a private placement of debt or industrial revenue bonds issued in connection with, or to refinance indebtedness incurred to finance the construction of, the New Manufacturing Facility.

               14.2.8. Indebtedness under interest rate contracts protecting Borrower or a Covered Person against interest rate increases on other Indebtedness, or under foreign currency exchange hedging and protection contracts.

               14.2.9.  Indebtedness of one Covered Person to another.

               14.2.10.  Any reimbursement obligation of Borrower or O'Sullivan
        - Virginia in connection with a letter of credit that replaces the IRB Letter of Credit as contemplated in Section 2.2.4.

               14.2.11.  Amounts which may be due under the Tax Sharing
        Agreement.

               14.2.12. Guaranties and indirect obligations by a Covered Person of any Permitted Indebtedness ("Permitted Guaranties").

        14.3. INDIRECT OBLIGATIONS. Create, incur, assume or allow to exist any Indirect Obligations except guaranties by a Covered Person of Permitted Indebtedness of another Covered Person and Permitted Guaranties ("Permitted Indirect Obligations").

        14.4. SECURITY INTERESTS. Create, incur, assume or allow to exist any Security Interest upon all or any part of its property, real or personal, now owned or hereafter acquired, except the following (the "Permitted Security Interests"):

               14.4.1. Security Interests for taxes, assessments or governmental charges not delinquent or being diligently contested in good faith and by appropriate proceedings and for which adequate book reserves in accordance with GAAP are maintained.

               14.4.2. Security Interests arising out of deposits in connection with workers' compensation insurance, unemployment insurance, old age pensions, or other social security or retirement benefits legislation.

               14.4.3. Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business.

               14.4.4. Security Interests imposed by any Law, such as mechanics', workmen's, materialmen's, landlords', carriers', or other like Security Interests arising in the ordinary course of business which secure payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on Borrower's books.

               14.4.5. Purchase money Security Interests securing payment of the purchase price of capital assets acquired by Borrower after the date of the Original Loan Agreement, or any arrangement with any Person providing for Borrower to lease or rent property that Borrower has or will sell or otherwise transfer to such person, in an aggregate amount not to exceed $15,000,000 at any one time outstanding.

               14.4.6. Security Interests granted to secure the Indebtedness of O'Sullivan - Virginia with respect to industrial revenue bonds previously issued by the Industrial Development Authority of Halifax County, Virginia, and renewals and extension (but not increases) thereof.

               14.4.7. Security Interests existing on the Effective Date that were permitted under the Original Loan Agreement.

        14.5. DISPOSAL OF PROPERTY. Sell, transfer, exchange, lease or otherwise dispose of any of its property except (i) sales in the ordinary course of business and in accordance with customary trade terms, (ii) sales, transfers and disposals of obsolete or unusable equipment for a fair consideration, and
(iii) other sales, transfers and disposals that do not exceed in the aggregate 10% of Holdings' Tangible Net Worth in any fiscal year.

        14.6. CAPITAL CHANGE. Make any change in its capital structure which could have a Material Adverse Effect, except as permitted by Section 14.1.5.

        14.7. CHANGE OF BUSINESS. Engage in any line of business other than substantially as conducted on the Effective Date or discontinue any significant line of business.

        14.8. TRANSACTIONS WITH AFFILIATES. Enter into or be a party to any transaction or arrangement, including without limitation, the purchase, sale or exchange of property of any kind or the rendering of any service, with any Affiliate, or make any loans or advances to any Affiliate; provided, however, that if no Event of Default has occurred and is continuing, Borrower may engage in the foregoing transactions in the ordinary course of business and pursuant to the reasonable requirements of its business and on fair and reasonable terms substantially as favorable to it as those which it could obtain in a comparable arm's-length transaction with a non-Affiliate.

        14.9. DEBT PAYMENTS. Default upon or fail to pay any Indebtedness for money borrowed as the same matures.

        14.10. CONFLICTING AGREEMENTS. Enter into any agreement that, to Borrower's knowledge at the time of execution thereof, would, if fully complied with by it, result in a Default or Event of Default either immediately or upon the elapsing of time.

        14.11. NEW SUBSIDIARIES. Organize, create or acquire any Subsidiary unless such Subsidiary executes and delivers to Agent for the benefit of the Lenders a guaranty of the Loan Obligations satisfactory to Lenders.

        14.12. ACQUISITIONS. Purchase, lease or otherwise acquire all or substantially all of the assets of another Person for a purchase price in excess of $10,000,000.

15.     FINANCIAL COVENANTS.

        15.1. SPECIAL DEFINITIONS. As used in this Section 15 and elsewhere in this Agreement, the following capitalized terms have the following meanings:

        "EBITDA" means, with respect to any fiscal period of Borrower, the net income of Borrower for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, minus any extraordinary gains, plus any extraordinary losses, plus all of the following that were deducted in calculating such net income: (a) interest expense; (b) provisions for taxes; and (c) depreciation, amortization and other non-cash charges.

        "Funded Debt" as of the end of any period with respect to any Person means the sum of the debt of such Person for borrowed money as it appears on such Person's balance sheet (prepared in accordance with GAAP) as of the end of such Period.

        "Tangible Assets" means all of the assets of Borrower as determined in accordance with GAAP and reported on the Financial Statements except:
        (a) patents, copyrights, trademarks, trade names, franchises, goodwill, and other similar intangibles; (b) unamortized debt discount and expense; and (c) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the date of the Original Loan Agreement.

        "Tangible Net Worth" means, at any date: (a) the book value (net of depreciation, obsolescence, amortization, valuation and other proper reserves determined in accordance with GAAP) at which Tangible Assets would be shown on a balance sheet of Borrower at such date prepared in accordance with GAAP; less (b) the amount at which the liabilities of Borrower would be shown on such balance sheet, including as liabilities all reserves for contingencies and other potential liabilities which would be shown on such balance sheet or disclosed in the notes thereto.

        15.2. MAXIMUM INDEBTEDNESS. The ratio of Holdings' consolidated Indebtedness for borrowed money to its EBITDA shall at no time exceed 2.75 to 1.0.

        15.3. MINIMUM CURRENT RATIO. The ratio of Borrower's Current Assets to its Current Liabilities shall at no time be less than 2.0 to 1.0.

        15.4. TANGIBLE NET WORTH. Borrower's Tangible Net Worth shall at no time be less than $75,000,000 plus (i) 50% of Borrower's cumulative Net Income (exclusive of any Net Loss) after June 30, 1994, and (ii) 100% of the net proceeds to Borrower from issuance of any equity securities, minus all amounts expended by Borrower to repurchase equity securities to the extent the aggregate thereof does not exceed $20,000,000.

16.     DEFAULT.

        16.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an "Event of Default" under this Agreement:

               16.1.1. FAILURE TO PAY PRINCIPAL OR INTEREST. Failure of Borrower to pay any principal of the Revolving Loans when due or interest accrued thereon within 5 days after the date when due.

               16.1.2. FAILURE TO PAY OTHER AMOUNTS OWED TO LENDERS. Failure of Borrower to pay any of the Loan Obligations (other than principal of the Revolving Loans or interest accrued thereon) within 5 days after the due date specified on a written notice from Agent.

               16.1.3. FAILURE TO PAY AMOUNTS OWED TO OTHER PERSONS. Failure of any Covered Person to pay any Indebtedness for borrowed money of such Covered Person over $2,500,000 to Persons other than Lenders which continues unwaived beyond any applicable grace period specified in the documents evidencing or governing such Indebtedness.

               16.1.4. REPRESENTATIONS OR WARRANTIES. Any representation or warranty made by Borrower in this Agreement, or any statement or representation made in any certificate, report, opinion or other document delivered pursuant to this Agreement, is discovered to have been false in any material respect when made.

               16.1.5. COVENANTS. Failure of any Covered Person to comply in any material respect with of any of the terms or provisions of any of the Loan Documents applicable to it (other than a failure which constitutes an Event of Default under any of Sections 16.1.1 through 16.1.4) which is not remedied or waived in writing by Lenders within 30 days after Borrower becomes aware of such failure; provided, however, that if such failure is not susceptible of cure within such 30 day period and a plan to cure such failure has been approved in writing by Lenders (such approval not to be unreasonably withheld) and such Covered Person has commenced action according to such plan within the 30 day period and is prosecuting such plan diligently, then no Event of Default shall occur hereunder until the later of 60 days after Borrower becomes aware of such failure or such other date agreed to by Borrower and Lenders, provided, however, that no such grace period shall apply, and an Event of Default shall exist promptly upon such failure to comply, if such failure may not, in Lenders' reasonable determination, be cured by Borrower during such 30 day period or within a reasonable time thereafter according to any plan provided to Lenders.

               16.1.6. ACCELERATION OF OTHER INDEBTEDNESS. Any Obligation of a Covered Person in an amount in excess of $2,500,000 (other than the Loan Obligations) for the payment of borrowed money becomes or is declared to be due and payable or required to be prepaid (other than by a regularly scheduled prepayment) prior to the original maturity thereof.

               16.1.7. DEFAULT UNDER OTHER AGREEMENTS. The occurrence of any default or event of default under any Contract for borrowed money in excess of $2,500,000 to which a Covered Person is a party (other than the Loan Documents), which default continues unwaived beyond any applicable grace period provided therein and will have a Material Adverse Effect. The occurrence of any default or event of default under any other agreement to which a Covered Person is a party (other than the Loan Documents), which default continues unwaived beyond any applicable grace period provided therein and will have a Material Adverse Effect which Lenders reasonably believe will ultimately result in a Default under this Agreement .

               16.1.8. BANKRUPTCY; INSOLVENCY; ETC. A Covered Person (i) fails to pay, or admits in writing its inability to pay, its debts as they become due, or otherwise becomes insolvent (however evidenced); (ii) makes an assignment for the benefit of creditors; (iii) files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of such Covered Person or any substantial part of its property; (iv) commences any proceeding relating to such Covered Person under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (v) has commenced against it any such proceeding which remains undismissed for a period of 60 days, or by any act indicates its consent to, approval of, or acquiescence in any such proceeding or the appointment of any receiver of or any trustee for it or of any substantial part of its property, or allows any such receivership or trusteeship to continue undischarged for a period of 60 days; or (vi) takes any corporate action to authorize any of the foregoing.

               16.1.9. JUDGMENTS; ATTACHMENT; ETC. Any one or more judgments or orders is entered against a Covered Person or any attachment or other levy is made against the property of a Covered Person with respect to a claim or claims involving in the aggregate liabilities (not paid or fully covered by insurance, less the amount of reasonable deductibles) in excess of $2,500,000, becomes final and non-appealable or if timely appealed, collection thereof is not stayed pending the appeal.

               16.1.10. PENSION BENEFIT PLAN TERMINATION, ETC. Any Pension Benefit Plan termination by the PBGC or the appointment by the appropriate United States District Court of a trustee to administer any Pension Benefit Plan or to liquidate any Pension Benefit Plan; or any event which constitutes grounds either for the termination of any Pension Benefit Plan by PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Pension Benefit Plan shall have occurred and be continuing for thirty
        (30) days after Borrower has notice of any such event; or any voluntary termination of any Pension Benefit Plan which is a defined benefit pension plan as defined in Section 3(35) of ERISA while such defined benefit pension plan has an accumulated funding deficiency, unless Agent has been notified of such intent to voluntarily terminate such plan and Lenders have given their consent and agreed that such event shall not constitute a Default; or the plan administrator of any Pension Benefit Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(1) of the Code and Lenders believe that the substantial business hardship upon which the application for such waiver is based could subject any Covered Person or ERISA Affiliate to a liability in excess of 5% of such Covered Person's Net Worth.

               16.1.11.  LIQUIDATION OR DISSOLUTION.  Except as permitted under
        Section 13.2, a Covered Person files a certificate of dissolution under applicable state law or is liquidated or dissolved or suspends or terminates the operation of its business, or has commenced against it any action or proceeding for its liquidation or dissolution or the winding up of its business, or takes any corporate action in furtherance thereof.

               16.1.12. SEIZURE OF ASSETS. All or any part of the property of Borrower is nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of Borrower is assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, and such action has a Material Adverse Effect.

               16.1.13. CHANGE OF CONTROL. Holdings merges or consolidates with or into another Person (including a Covered Person) and is not the surviving corporation of such merger or consolidation, or permits any Person or Group to become the record or beneficial owner, directly or indirectly, of securities representing thirty percent (30%) or more of the voting power of Holdings' then outstanding securities having the power to vote, or acquiring the power to elect a majority of the Board of Directors of Holdings.

               16.1.14. LOAN DOCUMENTS. Any of the Loan Documents ceases to be in full force and effect.

        16.2.  RIGHTS AND REMEDIES IN THE EVENT OF DEFAULT.

               16.2.1. TERMINATION OR SUSPENSION OF COMMITMENTS. Upon an Event of Default described in Section 16.1.8, the Commitments shall be deemed canceled. Upon any other Event of Default, and at any time thereafter, Agent (if Majority Lenders concur) may cancel or suspend the Commitments. Such cancellation or suspension may be without demand or notice of any kind, which Borrower expressly waives.

               16.2.2.  ACCELERATION. Upon an Event of Default described in
        Section 16.1.8, all of the outstanding Loan Obligations shall automatically become immediately due and payable. Upon any other Event of Default, and at any time thereafter, Agent (if Majority Lenders concur) may declare all of the outstanding Loan Obligations immediately due and payable. Such acceleration may be without demand or notice of any kind, which Borrower expressly waives.

               16.2.3. RIGHT OF SETOFF. Upon the occurrence of any Event of Default and at any time and from time to time thereafter, each Lender is hereby authorized, without notice to Borrower (any such notice being expressly waived by Borrower), to setoff against the Loan Obligations any and all deposits (general or special, time or demand, provisional or final) at any time held, or any other Indebtedness at any time owing by such Lender to or for the credit or the account of Borrower, irrespective of whether or not such Lender shall have made any demand under this Agreement or the Notes and although such Loan Obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may otherwise have. A Lender that exercises its rights under this Section will notify Borrower promptly after such exercise.

               16.2.4. MISCELLANEOUS. Upon the occurrence of an Event of Default and at any time thereafter, Agent and Lenders (if Majority Lenders concur) may exercise any other rights and remedies available to them under the Loan Documents or otherwise available to Lenders at law or in equity.

               16.2.5. APPLICATION OF FUNDS. Any funds received by Lenders or Agent for the benefit of Lenders with respect to the Loan Obligations after any acceleration shall be applied as follows: (i) first, to reimburse each of the Lenders prorata for any amounts due to Lenders under Section 18.6; (ii) second, to reimburse to Lenders prorata all unreimbursed costs and expenses paid or incurred by Lenders that are payable or reimbursable by Borrower hereunder; and (iii) third, to the payment to each of the Lenders prorata of accrued and unpaid fees due hereunder and all other amounts due hereunder (other than the Revolving Loans and interest accrued thereon); (iv) fourth, to the payment of interest accrued on the Revolving Loans prorata to each of the Lenders;
        (v) fifth, to the prorata payment of the Revolving Loans of each of the Lenders; and (vi) sixth, to the payment to each of the Lender's prorata of the other Loan Obligations. Any remaining amounts shall be paid to Borrower or such other Persons as shall be legally entitled thereto.

               16.3. NOTICE. Any notice of intended action required to be given by Agent or Lenders, if given as provided in Section 19.2 at least 10 days prior to such proposed action, shall be effective and constitute reasonable and fair notice to Borrower.

17.     AGENT AND LENDERS.

        17.1. APPOINTMENT OF AGENT. Boatmen's is hereby appointed Agent hereunder and under each of the other Loan Documents. Each Lender irrevocably authorizes Boatmen's to act as the Agent for such Lender hereunder. Agent shall not have any duties or responsibilities except those expressly stated in the Loan Documents, nor any fiduciary relationship with any Lender, and no implied covenants, functions, duties, responsibilities, obligations or liabilities shall be read into the Loan Documents or otherwise exist against Agent by reason of this Agreement.

        17.2. POWERS. Agent shall have and may exercise such powers hereunder as are specifically delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Agent shall have no implied duties to Lenders, or any obligation to Lenders to take any action hereunder except action specifically provided by this Agreement to be taken by Agent.

        17.3. GENERAL IMMUNITY OF AGENT. Neither Agent nor any of its directors, officers, agents, or employees shall be liable to any Lender for any act or failure to act with respect to their respective duties hereunder that does not constitute gross negligence or willful misconduct.

        17.4. NO RESPONSIBILITY FOR REVOLVING LOANS, RECITALS, ETC. Agent and its directors, officers, agents, and employees shall not be responsible to Lenders for any recitals, reports, statements, warranties or representations herein or in any Loan Document or be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement.

        17.5. ACTION ON INSTRUCTIONS OF MAJORITY LENDERS. Agent and its directors, officers, agents, and employees shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions of Majority Lenders, and such instructions and any act or failure to act pursuant thereto shall be binding on all of Lenders and on all holders of Notes.

        17.6. EMPLOYMENT OF AGENTS AND COUNSEL. Agent may execute any of its duties hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

        17.7. RELIANCE ON DOCUMENTS; COUNSEL. Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by it, which counsel may be its employees.

        17.8. AGENT'S REIMBURSEMENT AND INDEMNIFICATION. Lenders agree to reimburse and indemnify Agent according to their Prorata Shares (i) for any amounts not reimbursed by the Borrower for which Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any expenses incurred by Agent on behalf of Lenders in connection with the enforcement of the Loan Documents, including but not limited to attorneys' fees and court costs, and (iii) for any liabilities, obligations,losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or any other document delivered in connection with this Agreement or the transactions contemplated hereby or the enforcement of any of the terms hereof or of any such other documents; provided, however, that no Lender shall be liable for any of the foregoing to the extent arising from any act or failure to act of Agent that constitutes gross negligence or willful misconduct with respect to its duties as Agent.

        17.9. RIGHTS AS A LENDER. With respect to its Commitments, Advances made by it and the Notes issued to it, Agent shall have the same rights and powers hereunder as any Lender and may exercise the same as though it were not Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity as a lender hereunder. Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with Borrower or any Subsidiary or Affiliate of Borrower as if it were not Agent.

        17.10. INDEPENDENT CREDIT DECISIONS. EACH LENDER ACKNOWLEDGES THAT IT HAS, INDEPENDENTLY AND WITHOUT RELIANCE UPON AGENT OR ANY OTHER LENDER AND BASED ON THE LATEST FINANCIAL STATEMENTS FURNISHED BY BORROWER AND SUCH OTHER DOCUMENTS AND INFORMATION AS IT HAS DEEMED APPROPRIATE, MADE ITS OWN CREDIT

ANALYSIS AND DECISION TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. EACH LENDER ALSO ACKNOWLEDGES THAT IT WILL, INDEPENDENTLY AND WITHOUT RELIANCE UPON AGENT OR ANY OTHER LENDER AND BASED ON SUCH DOCUMENTS AND INFORMATION AS IT SHALL DEEM APPROPRIATE AT THE TIME, CONTINUE TO MAKE ITS OWN CREDIT DECISIONS IN TAKING OR NOT TAKING ACTION UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

        17.11.  SUCCESSOR AGENT.  Agent may resign at any time by giving written
notice thereof to Lenders and Borrower.   At the time of such resignation, Agent
shall have the right to assign its rights and delegate its associated obligations as Agent under the Loan Documents to one or more other financial institutions. In the event that Agent decides to make any such assignment, so long as no Default or Event of Default exists, Agent will use its best efforts to make such assignment to a financial institution acceptable to Borrower; otherwise, Agent will send written notification to Borrower of the assignment. If Agent resigns without assigning its rights and delegating its associated obligations as Agent under the Loan Documents, then Majority Lenders and Borrower (if no Event of Default then exists) shall have the right to appoint, on behalf of the Borrower and Lenders, a successor Agent. If no successor Agent has been so appointed by Majority Lenders and Borrower and accepted such appointment within 30 days after the resigning Agent's giving notice of resignation, then the resigning Agent may appoint, on behalf of Borrower and Lenders, a successor Agent. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $250,000,000. Agent's resignation shall not be effective until a successor Agent has been appointed and accepts such appointment. Upon a successor Agent's acceptance of its appointment, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent as such, and the resigning Agent shall be discharged from its duties and obligations as Agent hereunder. After the resignation of Agent, the provisions of this Section 17.11 shall continue in effect for the resigning Agent's benefit in respect of any act or failure to act while it was Agent hereunder.

        17.12. NOTIFICATION OF LENDERS. Each Lender agrees to use its good faith efforts, upon becoming aware of anything which would have a Material Adverse Effect, to promptly notify the other Lenders thereof. Agent shall use its good faith efforts to promptly deliver to each Lender copies of every written notice, demand, report (including any financial report), or other writing which Agent gives to or receives from Borrower and which itself constitutes, or which contains information about, something that would have a Material Adverse Effect with respect to Borrower's Loan Obligations to such Lender. Agent and its directors, officers, agents, and employees shall have no liability to any Lender for failure to deliver any such item to such Lender unless the failure constitutes gross negligence or willful misconduct.

        17.13. NO KNOWLEDGE OF DEFAULT. Agent shall not be deemed to have knowledge of any Default or Event of Default unless Agent has received written notice thereof from a Lender or the Borrower referring to this Agreement and describing such Default or Event of Default, or Agent otherwise has actual knowledge thereof. If Agent receives such notice or otherwise acquires such actual knowledge, Agent shall notify Lenders of the same, solicit advice from Lenders as to the appropriate course of action, and take such action (including but not limited to actions contemplated by Section 16.2) as is directed by Majority Lenders; provided, however, that unless and until Agent has received such directions, Agent may at its option take such actions as it deems appropriate without the direction of Majority Lenders in circumstances where the ability of Lenders to recover the Loan Obligations may otherwise be materially impaired.

        17.14. COLLECTIONS AND DISTRIBUTIONS TO LENDERS BY AGENT; SETOFFS. All interest, fees, and payments of principal received by Agent for the account of Lenders shall be distributed by Agent to Lenders in accordance with their Prorata Shares thereof at the time of such distribution on the same Business Day when received, unless received after 2:00 p.m., St. Louis time, in which case they shall be so distributed on the next Business Day. All amounts received by any Lender on account of the Loan Obligations that are in excess of its Prorata Share thereof, including amounts received by way of setoff by such Lender, shall be accounted for and remitted promptly to Agent for distribution to the other Lenders in accordance with their Prorata Shares thereof at the time of such distribution. All such distributions shall be made according to instructions that each Lender may give to Agent from time to time.

18.     GENERAL.

        18.1. AGENT AND LENDERS' RIGHT TO CURE. For Borrower's account and at Borrower's expense, Agent (with the concurrence of Majority Lenders) may from time to time, but is not obligated to, pay (or make an Advance to pay) any amount or do any act required of Borrower hereunder or requested by Agent or Lenders to preserve, protect, maintain or enforce the Loan Obligations and which Borrower fails to pay or do. Borrower shall reimburse to Agent on demand the amount of all payments that Agent makes pursuant to this Section and all out-of-pocket costs and expenses that Agent pays or incurs in connection with any such action, and such reimbursement obligation shall be a Loan Obligation. Any payment made or other action taken by Agent pursuant to this Section shall be without prejudice to any right to assert an Event of Default hereunder and to pursue Agent's and Lenders' other rights and remedies with respect thereto.

        18.2. RIGHTS NOT EXCLUSIVE. Every right granted to Agent and Lenders hereunder or under any other Loan Document or allowed to it at law or in equity shall be deemed cumulative and may be exercised from time to time.

        18.3. SURVIVAL OF AGREEMENTS. All covenants and agreements made herein and in the other Loan Documents shall survive the execution and delivery of this Agreement, the Notes and other Loan Documents and the making of every Advance. All agreements, obligations and liabilities of Borrower under this Agreement concerning the payment of money to Agent and Lenders, including but not limited to Borrower's obligations under Sections 18.5 and 18.6, but excluding the obligation to repay the Revolving Loans and interest accrued thereon, shall survive the repayment in full of the Revolving Loans and interest accrued thereon, the return of the Notes to Borrower and the termination of the Commitments.

        18.4. PARTICIPATIONS. A Lender may in the ordinary course of its commercial banking business and in accordance with applicable law grant participations to one or more banks or other financial institutions in its Revolving Loan. For this purpose, such Lender may disclose to a potential or actual participant any information supplied to such Lender by or on behalf of Borrower or Agent; provided that such participant has agreed in writing to the confidentiality obligations contained in Section 19.3. Borrower hereby acknowledges and agrees that every such participant has the same right of setoff as does such Lender under Section 16.2.3.

        18.5. PAYMENT OF EXPENSES. Borrower agrees to pay or reimburse to each Lender all of such Lender's out-of-pocket costs (to the extent they do no exceed $5000 in the aggregate) incurred in connection with such Lender's due diligence review before execution of the Loan Documents; the negotiation and preparation of the Loan Documents; the interpretation of any of the Loan Documents; the enforcement of such Lender's rights and remedies under the Loan Documents after a Default or Event of Default; any amendment of or supplementation to any of the Loan Documents; and any waiver, consent or forbearance with respect to any Default or Event of Default. A Lender's out-of-pocket costs may include but are not limited to the following, to the extent they are reasonable and are actually paid or incurred by such Lender: the cost of searches for Security Interests existing against Covered Persons; appraisal fees; environmental consultant fees; litigation costs; and all attorneys' and paralegals' expenses and reasonable fees. Attorneys' and paralegals' expenses may include but are not limited to filing charges; telephone, data transmission, facsimile and other communication costs; courier and other delivery charges; and photocopying charges. Litigation costs may include but are not limited to filing fees, deposition costs, expert witness fees, expenses of service of process, and other such costs paid or incurred in any administrative, arbitration, or court proceedings involving a Lender and any Covered Person, including but not limited to proceedings under the Federal Bankruptcy Code. All costs which Borrower is obligated to pay or reimburse to a Lender are Loan Obligations payable to such Lender and are payable on demand by Agent or such Lender.

        18.6. GENERAL INDEMNITY. Borrower shall pay, indemnify and hold harmless Agent and each Lender and their respective directors, officers, employees, agents, and representatives (the "Indemnified Parties") for, from and against, and promptly to reimburse the Indemnified Parties for, any and all claims, damages, liabilities, losses, costs and expenses (including, without limitations, reasonable attorneys' fees and expenses and amounts paid in settlement) (the "Indemnified Liabilities") incurred, paid or sustained by the Indemnified Parties in connection with, arising out of, based upon or otherwise involving or resulting from any threatened, pending or completed action, suit, investigation or other proceeding by, against or otherwise involving the Indemnified Parties and in any way dealing with, relating to or otherwise involving this Agreement, any of the other Loan Documents, or any transaction contemplated hereby or thereby (each a "Triggering Event"); provided, however, that Borrower shall have no obligation to indemnify the Indemnified parties hereunder with respect to any Indemnified Liabilities arising from the gross negligence, bad faith or willful misconduct of any of the Indemnified Parties. Borrower shall pay, indemnify and hold harmless the Indemnified Parties for, from and against, and promptly reimburse the Indemnified Parties for, any and all claims, damages, liabilities, losses, costs and expenses (including, without limitations, reasonable attorneys' and consultant fees and expenses, investigation and laboratory fees, removal, remedial, response and corrective action costs, and amounts paid in settlement) incurred, paid or sustained by the Indemnified Parties as a result of the manufacture, storage, transportation, release or disposal of any Hazardous Material on, from, over or affecting any of the assets, properties, or operations of any Covered Person or any predecessor in interest, directly or indirectly. An Indemnified Party shall provide reasonably prompt notification to Borrower in the event such Indemnified Party anticipates making a claim under this Section and shall keep Borrower reasonably informed of the status of any action, suit, investigation or other proceeding hereunder. Borrower shall have the right to approve (which approval shall not be unreasonably withheld) any settlement agreement in connection with such action, suit, investigation or proceeding. The obligations of Borrower under this Section 18.6 shall survive the termination of the Commitments, the expiration of the Letters of Credit and the payment and satisfaction of all of the Loan Obligations. To the extent that any of the indemnities set forth in this Section may be unenforceable because it is violative of any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law.

        18.7. LETTERS OF CREDIT. Agent shall inspect all documents presented to it in connection with a draw on a Letter of Credit and notify Borrower of any material acts, omissions or nonconformities manifest on the face of such documents in connection therewith. Borrower assumes all risks of the acts or omissions of any beneficiary of any of the Letters of Credit. Neither Agent nor any of its directors, officers, employees, agents, or representatives shall be liable or responsible for: (a) the use which may be made of any of the Letters of Credit or for any acts or omissions of beneficiary in connection therewith;
(b) assuming Agent has fulfilled its obligations under the first sentence of this Section, the validity, sufficiency or genuineness of documents, or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by Agent against presentation of documents which, on their face, appear to comply with the terms of any Letter of Credit, even though such documents may fail to bear any reference or adequate reference to any such Letter of Credit; (d) payment by Agent against presentation of documents which, on their face, do not appear to comply with the terms of any Letter of Credit, if Borrower, after receipt from Agent of notice of such nonconformity, instructs Agent to make payment on such Letter of Credit or (e) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit in connection with which Agent would, pursuant to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (as amended from time to time), be absolved from liability. In furtherance and not in limitation of the foregoing, Agent may accept documents that reasonably appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

        18.8. CHANGES IN ACCOUNTING PRINCIPLES. If Borrower, at the end of its Fiscal Year and with the concurrence of its independent certified public accountants, changes the method of valuing its Inventory, or if any other changes in accounting principles from those used in the preparation of any of the Financial Statements are required by or result from the promulgation of principles, rules, regulations, guidelines, pronouncements or opinions by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or bodies with similar functions), and any of such changes result in a change in the method of calculation of, or affect the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of Borrower shall be the same after such changes as if such changes had not been made; provided, however, that until such changes are made, all financial covenants herein and all the provisions hereof which contemplate financial calculation hereunder shall remain in full force and effect.

        18.9. LOAN RECORDS. The date and amount of all Advances to Borrower and payments of amounts due from Borrower under the Loan Documents by a Lender will be recorded in the records that Agent and such Lender normally maintains for such types of transactions. The failure to record, or any error in recording, any of the foregoing shall not, however, affect the obligation of Borrower to repay the Revolving Loans and other amounts payable under the Loan Documents. Each Lender will provide to Borrower a monthly statement of Advances, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate and binding on Borrower and such Lender and an account stated (except for reversals and reapplications of payments as provided in Section 5.4.4 and corrections of errors discovered by such Lender), unless Borrower notifies such Lender in writing to the contrary within sixty (60) days after such statement is rendered. In the event a timely written notice of objections is given by Borrower, only the items to which exception is expressly made will be considered to be disputed by Borrower.

        18.10. CHOICE OF FORUM. SUBJECT ONLY TO THE EXCEPTION IN THE NEXT SENTENCE, BORROWER, AGENT, AND LENDERS HEREBY AGREE TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURT OF THE EASTERN DISTRICT OF MISSOURI AND THE STATE COURTS OF MISSOURI LOCATED IN ST. LOUIS COUNTY OR THE CITY OF ST. LOUIS, MISSOURI, AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREE THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN AGENT, LENDERS, AND BORROWER OR THE CONDUCT OF ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE. NOTWITHSTANDING THE FOREGOING, EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

        18.11. SERVICE OF PROCESS. BORROWER, LENDERS AND AGENT EACH HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO IT AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGES HEREOF, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF BORROWER, AGENT OR LENDERS TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

19.     MISCELLANEOUS.

        19.1. COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" shall each mean "to but excluding." Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed, and references in this Agreement to months and years shall mean calendar months and calendar years, respectively, unless otherwise specified.

        19.2. NOTICES. All notices, consents, requests and demands to or upon the respective parties hereto shall be in writing, and shall be deemed to have been given or made when delivered in person to those Persons listed on the signature pages hereof or when deposited in the United States mail, postage prepaid, or, in the case of telegraphic notice, or the overnight courier services, when delivered to the telegraph company or overnight courier service, or in the case of telex or telecopy notice, when sent, verification received, in each case addressed as set forth on the signature pages hereof, or such other address as either party may designate by notice to the other in accordance with the terms of this paragraph. Except as otherwise provided in this Agreement, no notice given to or demand made on Borrower by Agent or Lenders in any instance shall entitle Borrower to notice or demand in any other instance.

        19.3. CONFIDENTIALITY. Agent and Lenders each agree to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information and in accordance with safe and sound banking practices, any non-public information, including, without limitation, any environmental reports, supplied to it by any Covered Person pursuant to this Agreement, provided that nothing herein shall limit the disclosure of any such information (i) to Agent or any other Lender, (ii) to the extent required by applicable Law, (iii) to counsel to Agent or any Lender, (iv) to bank examiners, auditors or accountants and appropriate government examining authorities, (v) to the extent necessary or appropriate in connection with any litigation to which Agent or any Lender is a party, (vi) to the extent necessary or appropriate for the purposes of protecting, preserving or exercising any rights under the Loan Documents, or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) has agreed in writing to comply with the restrictions contained in this Section the same as if it were a Lender.

        19.4. AMENDMENTS, WAIVERS AND CONSENTS. No waiver of any Default or Event of Default or waiver, or departure from, full compliance with any provision of this Agreement, or of any of the other Loan Documents, or consent to any departure by Borrower herefrom or therefrom, shall be effective unless it is in writing and signed by authorized officers of Borrower, Agent and Majority Lenders; provided, however, that no amendment or waiver shall be effective, unless in writing and signed by each Lender affected thereby, to the extent it
(i) changes the amount of such Lender's Commitments (ii) changes the principal of or the rate of interest on such Lender's Commitments, (iii) postpones any date fixed for any payment of principal of or interest on any amount owed to such Lender or the fees payable to such Lender hereunder, (iv) changes the definition of "Majority Lenders", (v) amends any of the provisions of Section 14 or (vi) amends this Section 19.4; and no amendment of this Agreement or of any of the Loan Documents shall be effective unless it is in writing and signed by authorized officers of Borrower, Agent and all Lenders; provided, however, that any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No failure by Borrower, Agent or Lenders to exercise, and no delay by Borrower, Agent or Lenders in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Borrower, Agent or Lenders of any right, remedy, power or privilege hereunder preclude any other exercise thereof, or the exercise of any other right, remedy, power or privilege.

        19.5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and all future holders of the Notes and their respective successors and assigns, except that Borrower may not assign, delegate or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and Lenders. With respect to Borrower's successors and assigns, such successors and assigns shall include, without limitation, any receiver, trustee or debtor-in-possession of or for Borrower. Each Lender shall have the right to assign its rights and to delegate its obligations under the Loan Documents.

        19.6. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

        19.7. GOVERNING LAW; NO THIRD PARTY RIGHTS. This Agreement, the other Loan Documents and the Notes and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the internal laws of the State of Missouri applicable to contracts made and to be performed wholly within such state. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

        19.8. CAPTIONS. Section captions and the Table of Contents are for convenience only and shall not affect the interpretation or construction of this Agreement or the other Loan Documents.


        19.9. COUNTERPART AND FACSIMILE EXECUTION. This Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged. A counterpart of this Agreement or a signature page to this Agreement transmitted by facsimile machine or telecopier and showing a signature shall have the same binding effect as an original bearing an original signature. At the request of any party, the original page or document transmitted by facsimile or telecopy shall be delivered to the requesting party, or the individuals whose signatures were shown thereon shall execute another original counterpart thereof. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of the document.


        19.10. SINGULAR AND PLURAL FORMS. All definitions herein shall be equally applicable to both the singular and the plural forms of the terms defined.


        19.11. REFERENCES. The words hereof, herein, hereby, hereunder, and words of similar import refer to this Agreement as a whole, including its Exhibits and Appendices, and not to any particular provision of this Agreement. The word Section or section and Page or page refer to a section or page, respectively, of this Agreement unless it expressly refers to something else.


        19.12. NO OTHER AGREEMENTS. There are no other agreements between Agent, Lenders, Borrower and Guarantor, oral or written, concerning the subject matter of the Loan Documents, and all prior agreements concerning the same subject matter, including the Commitment Letter, are merged into the Loan Documents and thereby extinguished.

        19.13. INCORPORATION BY REFERENCE. All of the terms of the other Loan Documents are incorporated in and made a part of this Agreement by this reference.

        19.14.  STATUTORY NOTICE.  The following notice is given pursuant to
Section 432.045 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

        ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.


                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by appropriate duly authorized officers as of November 22, 1994.


"BORROWERS":

O'SULLIVAN INDUSTRIES, INC.             O'SULLIVAN INDUSTRIES HOLDINGS, INC.

By: /s/ G. C. Kowert                    By: /s/ G. C. Kowert
    Vice President-Finance                  Vice President-Finance

Notice Address:                         Notice Address:
O'Sullivan Industries, Inc.             O'Sullivan Industries Holdings, Inc.
1900 Gulf Street                        1900 Gulf Street
Lamar, MO  64759-1899                   Lamar, MO  64759-1899
Attention: Chief Financial Officer      Attention: Chief Financial Officer
FAX # 417-682-6778                      FAX # 417-682-6778
TEL # 417-682-3322                      TEL # 417-682-3322

with a copy to                          with a copy to:

O'Sullivan Industries, Inc.             O'Sullivan Industries Holdings, Inc.
1900 Gulf Street                        1900 Gulf Street
Lamar, MO  64759-1899                   Lamar, MO  64759-1899
Attention: General Counsel              Attention: General Counsel
FAX # 417-682-3177                      FAX # 417-682-3177
TEL # 417-682-3322                      TEL # 417-682-3322

"GUARANTOR"

O'SULLIVAN INDUSTRIES-VIRGINIA, INC.

By: /s/ G. C. Kowert
    Vice President-Finance

Notice Address:
O'Sullivan Industries - Virginia, Inc.
1900 Gulf Street
Lamar, MO  64759-1899
FAX # 417-682-6778
TEL # 417-682-3322

with a copy to

O'Sullivan Industries - Virginia, Inc.
1900 Gulf Street
Lamar, MO  64759-1899
Attention: General Counsel
FAX # 417-682-3177
TEL # 417-682-3322

"AGENT" and a "LENDER"

THE BOATMEN'S NATIONAL BANK OF ST. LOUIS


By:  /s/ Dwight D. Erdbruegger
     Vice President


Notice Address:
The Boatmen's National Bank of St. Louis
One Boatmen's Plaza
800 Market Street
P.O. Box 236
St. Louis, MO  63166-0236
FAX # 314-466-6499
TEL # 314-466-7651
Attention: Douglas W. Thornsberry


Other "LENDERS"

WACHOVIA BANK OF GEORGIA, N.A.


By:  /s/ Terry L. Akins
     Senior Vice President



Notice Address:
191 Peachtree Street, N.E.
U.S. Corporate, 28th Floor
Atlanta, GA  30303
Attention:  Mark L. Thomas
FAX # 404-332-6898
TEL # 404-332-6450

                                  APPENDIX 1.1

                      GLOSSARY AND INDEX OF DEFINED TERMS


"Account": as to any Person, the right of such Person to payment for goods sold or leased or for services rendered by such Person.

"Adjusted LIBO Rate" is defined in Section 3.3.

"Advance Request" is defined in Section 6.1.1.

"Advance Date" is defined in Section 6.1.1.

"Advance" is defined in Section 2.1.1.

"Affiliate": with respect to any Person, (a) any other Person who is a partner, director, officer or stockholder of such Person; and (b) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person, and any partner, director, officer or stockholder of such other Person described. For purposes of this Agreement, control of a Person by another Person shall be deemed to exist if such other Person has the power, directly or indirectly, either to (i) vote thirty percent (30%) or more of the securities having the power to vote in an election of directors of such Person, or (ii) direct the management of such Person, whether by contract or otherwise and whether alone or in combination with others.

"Agent": The Boatmen's National Bank of St. Louis in its capacity as agent for the Lenders.

"Aggregate Revolving Loan" is defined in Section 2.1.1.

"Aggregate Revolving Commitment" is defined in Section 2.1.2.

"Agreement" is defined on page 1.

"Alternate Base Rate" is defined in Section 3.2.

"Alternate Base Rate Advance": any Advance bearing interest at the Alternate Base Rate.

"Alternate Base Rate Tranche": any Tranche that bears interest at the Alternate Base Rate.

"Applicable Lending Office" is defined in Section 1.3.

"Boatmen's" is defined on page 1.

"Borrower" is defined in Section 1.2.

"Borrowing Officer" means an officer of Borrower duly authorized on behalf of Borrower to request Advances under this Agreement.

"Business Day": a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of either the United States or the State of Missouri.

"Capital Lease": any lease that has been or should be capitalized under GAAP.

                                  Page i of 50

"Charter Documents": the articles or certificate of incorporation and bylaws of a corporation; the certificate of limited partnership and partnership agreement of a limited partnership; the partnership agreement of a general partnership; or the indenture of a trust.

"Code": the Internal Revenue Code of 1986, as amended from time to time, and all regulations thereunder of the IRS.

"Commercial LC Fee" is defined in 4.3.

"Commitments": the Aggregate Revolving Commitment and the Letter of Credit Commitment.

"Contract": any contract, note, bond, indenture, deed, mortgage, deed of trust, security agreement, pledge hypothecation agreement, assignment, or other agreement or undertaking or any security.

"Corporate Base Rate" is defined in Section 3.2.

"Covered Person" is defined in Section 1.4.

"Default": any of the events listed in Section 16.1 of this Agreement, without giving effect to any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any other condition, event or act.

"Disclosure Schedule" is defined in Section 11.

"Discretion" is defined in Section 1.6.

"DOL": the United States Department of Labor.

"Dollars" and the sign "$": lawful money of the United States.

"EBITDA" is defined in Section 15.1.

"Effective Date" is defined on page 1.

"Employment Law": ERISA, the Occupational Safety and Health Act, the Fair Labor Standards Act, or any other Material Law pertaining to the terms or conditions of labor or safety in the workplace.

"Encumbrance": as to any item of real or personal property, any easement, right-of-way, license, condition, or restrictive covenant, or zoning or similar restriction, that is not a Security Interest but is enforceable by any Person other than the record owner of such property.

"Environmental Law": the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Clean Air Act, or any other Material Law pertaining to environmental quality or remediation of Hazardous Material.

"EPA": the United States Environmental Protection Agency.

"ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

"Event of Default": any of the events listed in Section 16.1 of this Agreement as to which any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any further condition, event or act has been satisfied.

                                 Page ii of 50

"Facility Fee" is defined in Section 4.1.

"Financial Statements": financial statements of Borrower that are furnished to Lender as required in Section 13.12 of this Agreement.

"FRB": the Board of Governors of the Federal Reserve System and any successor thereto or to the functions thereof.

"Funded Debt" is defined in Section 15.1.

"GAAP": those generally accepted accounting principles set forth in Statements of the Financial Accounting Standards Board and in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or which have other substantial authoritative support in the United States and are applicable in the circumstances, as applied on a consistent basis.

"Governmental Authority": the federal government of the United States; the government of any foreign country that is recognized by the United States or is a member of the United Nations; any state of the United States; any local government or municipality within the territory or under the jurisdiction of any of the foregoing; any department, agency, division, or instrumentality of any of the foregoing; and any court whose orders or judgements are enforceable by or within the territory of any of the foregoing.

"Guaranty" is defined in Section 8.

"Hazardous Material": any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Sections 9601 et seq.

"Holdings" is defined on page 1.

"Indebtedness": as to any Person at any particular date, any contractual obligation enforceable against such Person (i) to repay borrowed money; (ii) to pay the deferred purchase price of property or services; (iii) to make payments or reimbursements with respect to bank acceptances or to a factor; (iv) to make payments or reimbursements with respect to letters of credit or drawings thereunder; (v) with respect to which there is any Security Interest in any property of such Person; (vi) to make any payment or contribution to a Multi-Employer Plan; (vii) that is evidenced by a note, bond, debenture or similar instrument; (viii) under any conditional sale agreement or title retention agreement; or (ix) to pay interest or fees with respect to any of the foregoing.

"Indemnified Parties" is defined in Section 18.6.

"Indemnified Liabilities" is defined in Section 18.6.

"Indirect Obligation": as to any Person, (a) any guaranty by such Person of any Obligation of another Person; (b) any Security Interest in any property of such Person that secures any Obligation of another Person, (b) any enforceable contractual requirement that such Person (i) purchase an Obligation of another Person or any property that is security for such Obligation, (ii) advance or contribute funds to another Person for the payment of an Obligation of such other Person or to maintain the working capital, net worth or solvency of such other Person as required in any documents evidencing an Obligation of such other Person, (iii) purchase property, securities or services from another Person for the purpose of assuring the beneficiary of any Obligation of such other Person that such other Person has the ability to timely pay or discharge such Obligation, or (iv) grant a Security Interest in any property of such Person to secure any Obligation of another Person; and (c) any other contractual requirement enforceable against such Person that has the same substantive effect as any of the foregoing. The term "Indirect Obligation" does not, however, include the indorsement by a Person of instruments for deposit or collection in the ordinary course of business or the liability of a general partner of a partnership for Obligations of such partnership. The amount of any Indirect Obligation of a



                                 Page iii of 50

Person shall be deemed to be the stated or determinable amount of the Obligation in respect of which such Indirect Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

"Industries" is defined on page 1.

"Insurance/Condemnation Proceeds": insurance proceeds payable as a consequence of damage to or destruction of any of the Collateral and proceeds payable as a consequence of condemnation or sale in lieu of condemnation of any of the Collateral.

"Interest Period" is defined in Section 3.4.

"Investment": (a) a loan or advance of money or property to a Person, (b) stock or other equity interest in a Person, (c) a debt instrument issued by a Person, whether or not convertible to stock or other equity interest in such Person, or
(d) any other interest in or rights with respect to a Person which include, in whole or in part, a right to share, with or without conditions or restrictions, some or all of the revenues or net income of such Person.

"IRB Letter of Credit" is defined in Section 2.2.2.

"IRB LC Fee" is defined in Section 4.4.

"Law": any statute, rule, regulation, order, judgment, award or decree of any Governmental Authority.

"Lender": either of The Boatmen's National Bank of St. Louis or Wachovia Bank of Georgia, N.A.

"Lenders" is defined on page 1.

"Letter of Credit" is defined in Section 2.2.

"Letter of Credit Commitment" is defined in Section 2.2.

"Letter of Credit Exposure": the undrawn amount of all outstanding Letters of Credit plus all amounts drawn on such Letters of Credit and not yet reimbursed to Agent for the account of Lenders.

"LIBO Rate" is defined in Section 3.3.1.

"LIBO Increment" is defined in Section 3.3.

"LIBOR Tranche":  any Tranche that bears interest at the Adjusted LIBO Rate.

"Loan Documents": this Agreement, the Notes, the Guaranty and all other agreements, certificates, documents, instruments and other writings executed in connection herewith.

"Loan Obligations": all of Borrower's Indebtedness owing to Lenders arising out of this Agreement, the Notes or the Guaranty and the other Loan Documents, whether as principal, interest, fees or otherwise, all reimbursement obligations of Borrower to Lenders with respect to Letter of Credit Exposure, and all other obligations (including but not limited to obligations for the payment of money) and liabilities of Borrower to Lenders arising out of this Agreement, the Notes or the Guaranty (including but not limited to all extensions, renewals, modifications, rearrangements, restructures, replacements and refinancings of the foregoing, whether or not the same involve modifications to interest rates or other payment terms), whether now existing or hereafter created, including but not


                                 Page iv of 50
limited to the obligation of Borrower to repay future advances by Lenders, whether or not made pursuant to commitment and whether or not presently contemplated by Borrower and Lenders in the Loan Documents.

"Majority Lenders": any Lenders holding in the aggregate at least 51% of the sum of the Commitments.

"Material Agreement": as to any Person, any Contract to which such Person is a party or by which such Person is bound which, if violated or breached, would have a Material Adverse Effect.

"Material Obligation": as to any Person, an Obligation of such Person which if not fully and timely paid or performed would have a Material Adverse Effect.

"Material Adverse Effect": with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, investigation or proceeding), a material adverse effect on the business, operations, revenues, financial condition or property of Holdings and its Subsidiaries taken as a whole, or the ability of Holdings and its Subsidiaries to timely pay or perform their Obligations generally, or the ability of Holdings and its Subsidiaries to pay or perform any of their Obligations to Lenders.

"Material License": (i) as to any Covered Person, any license, permit or consent from a Governmental Authority or other Person and any registration and filing with a Governmental Authority or other Person which if not obtained, held or made by such Covered Person would have a Material Adverse Effect and (ii) as to any Person who is a party to this Agreement or any of the other Loan Documents, any license, permit or consent from a Governmental Authority or other Person and any registration or filing with a Governmental Authority or other Person that is necessary for the execution or performance by such party, or the validity or enforceability against such party, of this Agreement or such other Loan Document.

"Material Law": any Law whose violation by a Person would have a Material Adverse Effect.

"Material Proceeding": any litigation, investigation or other proceeding by or before any Governmental Authority which, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

"Maturity": as to any Indebtedness, the time when it becomes payable in full, whether at a regularly scheduled time, because of acceleration or otherwise.

"Maximum Available Amount" is defined in Section 2.1.2.

"Multi-employer Plan": a Pension Benefit Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

"New Manufacturing Facility": the proposed third manufacturing facility currently under construction in or near Cedar City, Utah.

"Note" is defined in Section 2.1.1.

"Notes" is defined in Section 2.1.1.

"Notice of Conversion/Continuation" is defined in Section 3.5.

"O'Sullivan - Virginia" is defined on page 1.

"Obligation": as to any Person, any Indebtedness of such Person, any guaranty by such Person of any Indebtedness of another Person, and any contractual requirement enforceable against such Person that does not constitute

                                  Page v of 50

Indebtedness of such Person or a guaranty by such Person but which would involve the expenditure of money by such Person if complied with or enforced.

"Operating Lease": any lease that is not a Capital Lease.

"Original Loan Agreement" is defined on page 1.

"PBGC": the Pension Benefit Guaranty Association.

"Pension Benefit Plan": any pension or profit-sharing plan which is covered by Title I of ERISA and all other benefit plans and in respect of which a Covered Person or a Commonly Controlled Entity of such Covered Person is an "employer" as defined in Section 3(5) of ERISA.

"Permitted Guaranties" is defined in Section 14.2.12.

"Permitted Indebtedness" is defined in Section 14.2.

"Permitted Indirect Obligations" is defined in Section 14.3.

"Permitted Investments" is defined in Section 14.1.

"Permitted Security Interests" is defined in Section 14.4.

"Person": any individual, partnership, corporation, trust, unincorporated association, joint venture, limited liability company, Governmental Authority, or other organization in any form that has the legal capacity to sue or be sued. If the context so implies or requires, the term Person includes Borrower.

"Prorata Share": each Lender's percentage share of each Advance and of the Aggregate Revolving Commitment, as applicable.

"Regulation D", "Regulation G", and Regulation U": respectively, Regulation D issued by the FRB, Regulation G issued by the FRB, and Regulation U issued by the FRB.

"Reportable Event": a reportable event as defined in Title IV of ERISA or the regulations thereunder.

"Responsible Officer": as to any Person that is not an individual, partnership or trust, the Chairman of the Board of Directors, the President, the chief executive officer, the chief operating officer, the chief financial officer, the Treasurer, any Assistant to the Treasurer, or any Vice President in charge of a principal business unit; as to any partnership, any individual who is a general partner thereof or any individual who has general management or administrative authority over all or any principal unit of the partnership's business; and as to any trust, any individual who is a trustee.

"Revolving Loan" is defined in Section 2.1.1.

"Revolving Commitment" is defined in Section 2.1.2.

"Security Interest": as to any item of tangible or intangible property, any interest therein or right with respect thereto that secures an Obligation or Indirect Obligation, whether such interest or right is created under a Contract, or by operation of law or statute (such as but not limited to a statutory lien for work or materials), or as a result of a judgment, or which arises under any form of preferential or title retention agreement or arrangement (including but

                                 Page vi of 50
not limited to a conditional sale agreement or a lease) that has substantially the same economic effect as any of the foregoing.

"Subsidiary": as to any Person, a corporation with respect to which more than 50% of the outstanding shares of stock of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned by such Person or by one or more Subsidiaries of such Person.

"Tandy" is defined in Section 2.2.2.

"Tangible Assets" is defined in Section 15.1.

"Tangible Net Worth" is defined in Section 15.1.

"Tax Sharing Agreement": the Tax Sharing and Tax Benefit Reimbursement Agreement dated February 1, 1994 among Tandy Corporation, TE Electronics Inc. and Holdings, as described in the prospectus dated January 26, 1994 for the initial public offering by TE Electronics Inc. of all of its shares of common stock in Holdings, a copy of which has been previously furnished to Lenders.

"Texas Commerce" is defined on page 1.

"this Agreement": this document (including every document that is stated herein to be an appendix, exhibit or schedule hereto, whether or not physically attached to this document), as amended from time to time.

"Total Capitalization" is defined in Section 14.2.2.

"Tranche" is defined in Section 3.1.

"Triggering Event" is defined in Section 18.6.

"UCC": the Uniform Commercial Code as in effect from time to time in the State of Missouri or such other similar statute as in effect from time to time in Missouri or any other appropriate jurisdiction.

"Ultimate Revolving Maturity Date" is defined in Section 2.1.1.

"United States": when used in a geographical sense, all the states of the United States of America and the District of Columbia; and when used in a legal jurisdictional sense, the government of the country that is the United States of America.

"Virginia Industrial Revenue Bonds" is defined in Section 2.2.2.

"Wachovia" is defined on page 1.

"Welfare Benefit Plan": any plan described by Section 3(1) of ERISA.




                                 Page vii of 50